Oppenheimer Money Market Fund, Inc.

6803 South Tucson Way, Englewood, Colorado 80112
1-800-525-7048

Statement of Additional Information dated November 28, 2001

         This  Statement  of  Additional  Information  is  not a  Prospectus.  This  document  contains  additional information  about the Fund and  supplements  information in the  Prospectus  dated November 28, 2001. It should be
read  together  with  the   Prospectus,   which  may  be  obtained  by  writing  to  the  Fund's   Transfer  Agent,
OppenheimerFunds  Services,  at P.O.  Box 5270,  Denver,  Colorado  80217,  by calling  the  Transfer  Agent at the
toll-free   number  shown  above,   or  by  downloading  it  from  the   OppenheimerFunds   Internet  web  site  at
www.oppenheimerfunds.com.

Contents
                                                                                                            Page
About the Fund

About Your Account

Financial Information About the Fund

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A B O U T   T H E   F U N D
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Additional Information About the Fund's Investment Policies and Risks

The investment  objective and the principal  investment policies of the Fund are described in the Prospectus.  This
Statement  of  Additional  Information  contains  supplemental  information  about those  policies and the types of securities  that the Fund's  investment  Manager,  OppenheimerFunds,  Inc.  will  select  for the Fund.  Additional explanations are also provided about the strategies the Fund may use to try to achieve its objective.

The Fund's  Investment  Policies.  The Fund's  objective is to seek the maximum  current  income that is consistent with  stability of principal.  The Fund will not make  investments  with the objective of seeking  capital  growth.
However,  the value of the  securities  held by the Fund may be  affected  by changes in  general  interest  rates.
Because the current value of debt  securities  varies  inversely  with changes in  prevailing  interest  rates,  if interest  rates  increase  after  a  security  is  purchased,  that  security  would  normally  decline  in  value.
Conversely,  if interest  rates  decrease  after a security is  purchased,  its value  would rise.  However,  those fluctuations  in value will not  generally  result in realized  gains or losses to the Fund since the Fund does not usually  intend to dispose of securities  prior to their  maturity.  A debt security held to maturity is redeemable by its issuer at full principal value plus accrued interest.

         The Fund may sell securities  prior to their maturity,  to attempt to take advantage of short-term  market variations,  or because of a revised credit evaluation of the issuer or other considerations.  The Fund may also do so to generate cash to satisfy  redemptions of Fund shares.  In such cases,  the Fund may realize a capital gain or loss on the security.

         Ratings  of  Securities  --  Portfolio  Quality,  Maturity  and  Diversification.  Under  Rule 2a-7 of the
Investment  Company Act, the Fund uses the  amortized  cost method to value its  portfolio  securities to determine the Fund's net asset value per share.  Rule 2a-7 places  restrictions on a money market fund's  investments.  Under that Rule, the Fund may purchase only those  securities  that the Manager,  under  Board-approved  procedures,  has determined  have minimal  credit risks and are  "Eligible  Securities."  The rating  restrictions  described in the
Prospectus and this Statement of Additional Information do not apply to banks in which the Fund's cash is kept.

         An "Eligible  Security" is one that has been rated in one of the two highest  short-term rating categories by any two  "nationally-recognized  statistical rating  organizations."  That term is defined in Rule 2a-7 and they are  referred  to as  "Rating  Organizations"  in this  Statement  of  Additional  Information.  If only one Rating
Organization has rated that security,  it must have been rated in one of the two highest rating  categories by that
Rating  Organization.  An unrated  security that is judged by the Manager to be of  comparable  quality to Eligible
Securities rated by Rating Organizations may also be an "Eligible Security."

         Rule 2a-7  permits  the Fund to  purchase  any  number  of "First  Tier  Securities."  These are  Eligible
Securities  that have been rated in the highest  rating  category for short-term  debt  obligations by at least two
Rating  Organizations.  If only one Rating  Organization has rated a particular  security,  it must have been rated in the highest rating category by that Rating  Organization.  Comparable  unrated securities may also be First Tier
Securities.

         Under  Rule 2a-7,  the Fund may invest  only up to 5% of its total  assets in  "Second  Tier  Securities."
Those are Eligible  Securities  that are not "First Tier  Securities."  In  addition,  the Fund may not invest more than:
         o    5% of its total  assets in the  securities  of any one issuer  (other than the U.S.  Government,  its agencies or instrumentalities) or
         o    1% of its total  assets or $1 million  (whichever  is greater) in Second Tier  Securities  of any one issuer.

         Under Rule 2a-7, the Fund must maintain a dollar-weighted  average portfolio  maturity of not more than 90 days, and the maturity of any single  portfolio  investment may not exceed 397 days.  The Board  regularly  reviews reports from the Manager to show the Manager's compliance with the Fund's procedures and with the Rule.

         If a security's  rating is  downgraded,  the Manager  and/or the Board may have to reassess the security's credit risk.  If a security has ceased to be a First Tier  Security,  the Manager will  promptly  reassess  whether the security  continues to present minimal credit risk. If the Manager  becomes aware that any Rating  Organization has  downgraded  its rating of a Second Tier Security or rated an unrated  security below its second highest rating category,  the Fund's Board of Directors shall promptly  reassess whether the security presents minimal credit risk and whether it is in the best interests of the Fund to dispose of it.

         If the Fund  disposes  of the  security  within five days of the Manager  learning of the  downgrade,  the
Manager will provide the Board with  subsequent  notice of such downgrade.  If a security is in default,  or ceases to be an Eligible  Security,  or is determined no longer to present minimal credit risks,  the Board must determine whether it would be in the best  interests of the Fund to dispose of the  security.  In making that  determination, the Board may take into  consideration  default  insurance  coverage  that the Fund shares with other money  market funds  managed by the Manager and an  affiliate.  If such coverage is available for a portion of the loss caused by the default and the security  can only be sold at a depressed  price,  the Board may  determine it is in the Fund's best  interests not to sell that  defaulted  security.  In that case,  retention of the security  would not violate
Rule 2a-7.  Due to coverage  limits,  exclusions  and  deductibles,  there can be no  assurance  of the adequacy or availability of insurance coverage in the event a security is in default.

         The Rating Organizations  currently designated as  nationally-recognized  statistical rating organizations by the Securities and Exchange  Commission are Standard & Poor's Corporation,  Moody's Investors Service,  Inc. and
Fitch,  Inc.  Appendix  A to  this  Statement  of  Additional  Information  contains  descriptions  of  the  rating categories of those Rating  Organizations.  Ratings at the time of purchase will determine  whether  securities may be acquired under the restrictions described above.

         U.S. Government  Securities.  U.S. Government  Securities are obligations issued or guaranteed by the U.S.
Government  or its agencies or  instrumentalities.  They include  Treasury  Bills (which  mature within one year of the date they are issued) and  Treasury  Notes and Bonds  (which are issued with longer  maturities).  All Treasury securities are backed by the full faith and credit of the United States.

         U.S. Government agencies and  instrumentalities  that issue or guarantee  securities include,  but are not limited to, the Federal  Housing  Administration,  Farmers Home  Administration,  Export-Import  Bank of the United
States, Small Business Administration,  Government National Mortgage Association,  General Services Administration,
Bank for  Cooperatives,  Federal Home Loan Banks,  Federal Home Loan  Mortgage  Corporation,  Federal  Intermediate
Credit Banks,  Federal Land Banks,  Maritime  Administration,  the Tennessee  Valley  Authority and the District of
Columbia Armory Board.

         Securities issued or guaranteed by U.S.  Government agencies and  instrumentalities  are not always backed by the full faith and  credit of the  United  States.  Some,  such as  securities  issued by the  Federal  National
Mortgage  Association  ("Fannie Mae"), are backed by the right of the agency or  instrumentality to borrow from the
Treasury.  Others,  such as securities  issued by the Federal Home Loan Mortgage  Corporation  ("Freddie Mac"), are
supported only by the credit of the  instrumentality  and not by the Treasury.  If the securities are not backed by the full faith and credit of the United  States,  the purchaser  must look  principally  to the agency  issuing the obligation  for repayment and may not be able to assert a claim against the United States if the issuing  agency or instrumentality does not meet its commitment.

         Among the U.S. Government  Securities that may be purchased by the Fund are  "mortgage-backed  securities"
of Fannie Mae,  Government  National  Mortgage  Association  ("Ginnie  Mae") and  Freddie  Mac.  Timely  payment of principal  and  interest  on Ginnie  Mae  pass-throughs  is  guaranteed  by the full faith and credit of the United
States.  These  mortgage-backed  securities include  "pass-through"  securities and  "participation  certificates."
Both types of securities  are similar,  in that they  represent  pools of mortgages  that are assembled by a vendor who sells  interests  in the pool.  Payments  of  principal  and  interest  by  individual  mortgagors  are "passed through"  to the  holders  of  the  interests  in  the  pool.  Another  type  of  mortgage-backed  security  is the
"collateralized  mortgage  obligation." It is similar to a conventional bond and is secured by groups of individual mortgages.

         Time  Deposits  and  Other  Bank  Obligations.  The types of  "banks"  whose  securities  the Fund may buy include  commercial  banks,  savings banks, and savings and loan  associations,  which may or may not be members of the Federal Deposit Insurance Corporation.  The Fund may also buy securities of "foreign banks" that are:
         o    foreign branches of U.S. banks ( which may be issuers of "Eurodollar" money market instruments),
         o U.S. branches and agencies of foreign banks (which may be issuers of "Yankee dollar" instruments), or
         o foreign branches of foreign banks.

          The  Fund  may  invest  in  fixed  time  deposits.  These  are  non-negotiable  deposits  in a bank for a specified  period of time at a stated  interest  rate.  They may or may not be  subject  to  withdrawal  penalties.
However,  the Fund's  investments in time deposits that are subject to penalties (other than time deposits maturing in less than 7 days) are subject to the 10% investment  limitation for investing in illiquid securities,  set forth in "Illiquid and Restricted Securities" in the Prospectus.

         The Fund will buy bank  obligations  only from a domestic  bank with total assets of at least $2.0 billion or from a foreign  bank with total assets of at least $30.0  billion.  Those asset  requirements  apply only at the time the obligations are acquired.

         Insured Bank  Obligations.  The Federal Deposit  Insurance  Corporation  insures the deposits of banks and savings and loan  associations  up to $100,000 per  investor.  Within the limits set forth in the  Prospectus,  the
Fund may purchase  bank  obligations  that are fully  insured as to principal by the FDIC.  To remain fully insured as to principal,  these  investments  must  currently be limited to $100,000 per bank. If the principal  amount and accrued  interest  together  exceed  $100,000,  then the accrued  interest in excess of that  $100,000  will not be insured.

         Bank Loan Participation  Agreements.  The Fund may invest in bank loan participation  agreements,  subject to the investment  limitation set forth in the  Prospectus as to  investments in illiquid  securities.  If the Fund invests in bank loan  participation  agreements,  they are not  expected to exceed 5% of the Fund's  total  assets.
Participation  agreements  provide an  undivided  interest  in a loan made by the bank  issuing  the  participation interest in the proportion  that the buyer's  investment  bears to the total  principal  amount of the loan.  Under this type of  arrangement,  the issuing bank may have no  obligation  to the buyer other than to pay  principal and interest on the loan if and when  received by the bank.  Thus,  the Fund must look to the  creditworthiness  of the borrower,  which is obligated  to make  payments of principal  and interest on the loan.  If the borrower  fails to pay scheduled principal or interest payments, the Fund may experience a reduction in income.

         Asset-Backed  Securities.  These  securities,  issued by trusts  and  special  purpose  corporations,  are backed by pools of assets,  primarily  automobile  and  credit-card  receivables  and home equity loans.  They pass through the  payments on the  underlying  obligations  to the security  holders  (less  servicing  fees paid to the originator or fees for any credit  enhancement).  The value of an  asset-backed  security is affected by changes in the market's  perception of the asset backing the security,  the  creditworthiness  of the servicing  agent for the loan pool, the originator of the loans, or the financial institution providing any credit enhancement.

         Payments of principal and interest  passed  through to holders of  asset-backed  securities  are typically supported  by some form of credit  enhancement,  such as a letter of credit,  surety  bond,  limited  guarantee  by another  entity  or  having a  priority  to  certain  of the  borrower's  other  securities.  The  degree of credit enhancement  varies,  and  generally  applies to only a fraction  of the  asset-backed  security's  par value until exhausted.  If the credit enhancement of an asset-backed  security held by the Fund has been exhausted,  and if any required  payments of  principal  and  interest are not made with  respect to the  underlying  loans,  the Fund may experience losses or delays in receiving payment.

         The risks of  investing in  asset-backed  securities  are  ultimately  dependent  upon payment of consumer loans by the individual  borrowers.  As a purchaser of an asset-backed  security,  the Fund would generally have no recourse to the entity that  originated the loans in the event of default by a borrower.  The underlying  loans are subject to  prepayments,  which shorten the weighted  average life of  asset-backed  securities and may lower their return,  in the same manner as for prepayments of a pool of mortgage loans underlying  mortgage-backed  securities.
However,  asset-backed  securities  do not have  the  benefit  of the  same  security  interest  in the  underlying collateral as do mortgage-backed securities.

         Repurchase   Agreements.   In  a  repurchase   transaction,   the  Fund  acquires  a  security  from,  and
simultaneously  resells it to, an approved  vendor for delivery on an  agreed-upon  future  date.  The resale price exceeds the  purchase  price by an amount that  reflects an  agreed-upon  interest  rate  effective  for the period during which the repurchase  agreement is in effect. An "approved  vendor" may be a U.S.  commercial bank, the U.S.
branch  of a  foreign  bank,  or a  broker-dealer  which  has  been  designated  a  primary  dealer  in  government securities.  These  entities  must meet the credit  requirements  set forth by the Fund's Board of  Directors  from time to time.

         The majority of these  transactions  run from day to day, and  delivery  pursuant to the resale  typically will  occur  within one to five days of the  purchase.  The Fund will not enter into a  repurchase  agreement  that will  cause more than 10% of its net assets to be subject  to  repurchase  agreements  maturing  in more than seven days.

         Repurchase  agreements are  considered  "loans" under the Investment  Company Act,  collateralized  by the underlying  security.  The Fund's repurchase  agreements  require that at all times while the repurchase  agreement is in  effect,  the  collateral's  value  must  equal or exceed the  repurchase  price to fully  collateralize  the repayment  obligation.  The  Manager  will  monitor the  vendor's  creditworthiness  to confirm  that the vendor is financially sound and will continuously  monitor the collateral's  value.  However,  if the vendor fails to pay the resale price on the delivery  date,  the Fund may incur costs in disposing  of the  collateral  and may  experience losses if there is any delay in its ability to do so.

Other Investment Strategies

         Floating  Rate/Variable  Rate  Obligations.  The Fund may invest in instruments  with floating or variable interest  rates.  The interest rate on a floating  rate  obligation  is based on a stated  prevailing  market rate, such as a bank's prime rate,  the 90-day U.S.  Treasury Bill rate,  the rate of return on commercial  paper or bank certificates of deposit,  or some other standard.  The rate on the investment is adjusted  automatically  each time the  market  rate is  adjusted.  The  interest  rate on a  variable  rate  obligation  is also  based  on a  stated
prevailing  market  rate but is adjusted  automatically  at a  specified  interval of not less than one year.  Some variable  rate or floating  rate  obligations  in which the Fund may invest  have a demand  feature  entitling  the holder  to  demand  payment  of an  amount  approximately  equal to the  amortized  cost of the  instrument  or the principal amount of the instrument plus accrued  interest at any time, or at specified  intervals not exceeding one year.  These notes may or may not be backed by bank letters of credit.

         Variable rate demand notes may include  master demand notes,  which are  obligations  that permit the Fund to invest  fluctuating  amounts in a note.  The  amount  may  change  daily  without  penalty,  pursuant  to direct arrangements  between the Fund,  as the note  purchaser,  and the issuer of the note.  The interest  rates on these notes  fluctuate from time to time.  The issuer of this type of obligation  normally has a  corresponding  right in its discretion,  after a given period,  to prepay the outstanding  principal  amount of the obligation plus accrued interest.  The  issuer  must  give a  specified  number  of days'  notice  to the  holders  of  those  obligations.
Generally,  the changes in the interest rate on those  securities  reduce the fluctuation in their market value. As interest rates decrease or increase,  the potential for capital  appreciation or depreciation is less than that for fixed-rate obligations having the same maturity.

         Because these types of obligations are direct lending  arrangements  between the note purchaser and issuer of the note, these instruments  generally will not be traded.  Generally,  there is no established secondary market for these types of  obligations,  although they are redeemable  from the issuer at face value.  Accordingly,  where these  obligations are not secured by letters of credit or other credit support  arrangements,  the Fund's right to redeem them is dependent  on the ability of the note issuer to pay  principal  and interest on demand.  These types of obligations  usually are not rated by credit rating  agencies.  The Fund may invest in obligations  that are not rated only if the Manager  determines at the time of investment that the  obligations are of comparable  quality to the other  obligations  in which the Fund may  invest.  The  Manager,  on behalf  of the  Fund,  will  monitor  the creditworthiness  of the issuers of the  floating  and  variable  rate  obligations  in the Fund's  portfolio on an ongoing basis.

              Loans of Portfolio  Securities.  To attempt to increase its income,  the Fund may lend its  portfolio securities to brokers,  dealers and other financial  institutions.  These loans are limited to not more than 10% of the value of the Fund's  total assets and are subject to other  conditions  described  below.  There are some risks in lending securities.  The Fund could experience a delay in receiving  additional  collateral to secure a loan, or a delay in recovering the loaned  securities.  The Fund presently  does not intend to lend its  securities,  but if it does, the value of securities loaned is not expected to exceed 5% of the Fund's total assets.

         The Fund may receive collateral for a loan. Under current applicable  regulatory  requirements  (which are subject to change),  on each  business  day the loan  collateral  must be at least equal to the market value of the loaned  securities.  The collateral must consist of cash,  bank letters of credit,  U.S.  Government  securities or other cash  equivalents  in which the Fund is permitted  to invest.  To be  acceptable  as  collateral,  letters of credit  must  obligate a bank to pay  amounts  demanded  by the Fund if the demand  meets the terms of the  letter.
Such terms and the issuing bank must be satisfactory to the Fund.

         When it lends  securities,  the Fund  receives  from the borrower an amount equal to the interest  paid or the dividends  declared on the loaned securities  during the term of the loan. It may also receive  negotiated loan fees and the interest on the collateral  securities,  less any finders',  custodian,  administrative  or other fees the Fund  pays in  connection  with the loan.  The Fund may  share  the  interest  it  receives  on the  collateral securities  with the borrower as long as it realizes at least a minimum amount of interest  required by the lending guidelines established by its Board of Directors.
         The Fund will not lend its  portfolio  securities to any officer,  Director,  employee or affiliate of the
Fund or its  Manager.  The terms of the Fund's loans must meet  certain  tests under the Internal  Revenue Code and permit the Fund to reacquire  loaned  securities  on five  business days notice or in time to vote on any important matter.

         Illiquid and  Restricted  Securities.  Under the policies and  procedures  established by the Fund's Board of  Directors,  the Manager  determines  the  liquidity of certain of the Fund's  investments.  Investments  may be illiquid because of the absence of an active trading market, making it difficult to value  them or dispose  of them  promptly  at an  acceptable  price.  A  restricted  security  is one that has a contractual  restriction  on its  resale  or which  cannot  be sold  publicly  until  it is  registered  under  the
Securities Act of 1933.

         Illiquid  securities  the Fund can buy include  issues  that may be redeemed  only by the issuer upon more than  seven days  notice or at  maturity,  repurchase  agreements  maturing  in more than  seven  days,  fixed time deposits  subject to withdrawal  penalties  which mature in more than seven days, and other  securities that cannot be sold  freely due to legal or  contractual  restrictions  on resale.  Contractual  restrictions  on the resale of illiquid securities might prevent or delay their sale by the Fund at a time when such sale would be desirable.

         There  are  restricted  securities  that are not  illiquid  that the Fund can buy.  They  include  certain master  demand notes  redeemable on demand,  and  short-term  corporate  debt  instruments  that are not related to current  transactions of the issuer and therefore are not exempt from  registration as commercial  paper.  Illiquid securities include repurchase  agreements  maturing in more than 7 days, or certain  participation  interests other than those with puts exercisable within 7 days.

Investment Restrictions

         What Are  "Fundamental  Policies?"  Fundamental  policies are those  policies that the Fund has adopted to govern its  investments  that can be changed  only by the vote of a  "majority"  of the Fund's  outstanding  voting securities.  Under the  Investment  Company  Act, a  "majority"  vote is defined as the vote of the  holders of the lesser of:
         o    67% or more of the shares present or represented  by proxy at a shareholder  meeting,  if the holders of more than 50% of the outstanding shares are present or represented by proxy, or
         o    more than 50% of the outstanding shares.

         The Fund's investment  objective is a fundamental  policy.  Other policies  described in the Prospectus or this Statement of Additional  Information are  "fundamental"  only if they are identified as such. The Fund's Board of Directors can change  non-fundamental  policies without shareholder  approval.  However,  significant changes to investment  policies will be described in  supplements or updates to the Prospectus or this Statement of Additional
Information, as appropriate.  The Fund's most significant investment policies are described in the Prospectus.

         Does  the  Fund  Have  Additional  Fundamental  Policies?   The  following  investment   restrictions  are
fundamental  policies  of the  Fund as  contemplated  by the  Investment  Company  Act of  1940  (the  "Act").  The
limitations of the following  policies may be changed to the extent that the corresponding  policies of the Act are changed by amendment, exemptive or interpretive relief:

         o    The Fund  cannot  invest more than 5% of its total  assets in  securities  of any issuer  (except the
U.S. Government or its agencies or instrumentalities).

         o    The Fund cannot  concentrate  investments  in any  particular  industry;  therefore the Fund will not purchase the  securities  of companies in any one industry if more than 25% of the value of the Fund's total assets would  consist of  securities  of  companies  in that  industry.  Except for  obligations  of foreign  branches  of domestic banks, or obligations  issued or guaranteed by foreign banks,  the Fund's  investments in U.S.  government securities and bank obligations described in the prospectus are not included in this limitation.

         o The Fund cannot make loans,  except  through the purchase of the types of debt  securities  described in the Prospectus or through  repurchase  agreements;  the Fund may also lend  securities as described under "Loans of
Portfolio Securities" in this Statement of Additional Information.

         o The Fund  cannot  borrow  money in excess of 5% of the value of its total  assets.  The Fund may  borrow only as a temporary  measure for  extraordinary  or  emergency  purposes  and no assets of the Fund may be pledged, mortgaged or assigned to secure a debt.

         o The Fund cannot  invest more than 5% of the value of its total assets in  securities  of companies  that have operated less than three years, including the operations of predecessors.

         o The Fund cannot  invest in  commodities  or commodity  contracts or invest in interests in oil,  gas, or other mineral exploration or mineral development programs.

         o    The Fund cannot  invest in real estate.  However,  the Fund may purchase  commercial  paper issued by companies which invest in real estate or interests in real estate.

         o    The Fund cannot purchase securities on margin or make short sales of securities.

         o    The Fund cannot  invest in or hold  securities  of any issuer if those  officers and directors of the
Fund or its  advisor  who  beneficially  own  individually  more than 1/2 of 1% of the  securities  of such  issuer together own more than 5% of the securities of such issuer;

         o    The Fund cannot underwrite securities of other companies.

         o The Fund cannot invest in securities of other investment companies.

         The Fund cannot issue "senior  securities," but this does not prohibit certain  investment  activities for which  assets  of the Fund are  designated  as  segregated,  or  margin,  collateral  or  escrow  arrangements  are established,  to cover the related  obligations.  Examples of those activities  include  borrowing  money,  reverse repurchase agreements,  delayed-delivery and when-issued  arrangements for portfolio securities  transactions,  and contracts to buy or sell derivatives, hedging instruments, options or futures.

         Unless the Prospectus or this  Statement of Additional  Information  states that a percentage  restriction applies  on an ongoing  basis,  it applies  only at the time the Fund makes an  investment.  The Fund need not sell securities  to meet the  percentage  limits if the value of the  investment  increases in proportion to the size of the Fund.

         For purposes of the Fund's policy not to concentrate  its  investments in securities of issuers,  the Fund has adopted the  industry  classifications  set forth in Appendix B to this  Statement of  Additional  Information.
This is not a fundamental policy.

How the Fund Is Managed

Organization  and History.  The Fund is a  corporation  organized in Maryland in 1973.  The Fund is a  diversified, open-end  management  investment  company.  The Fund is governed by a Board of Directors,  which is responsible for protecting the interests of shareholders  under Maryland law. The Directors meet  periodically  throughout the year to oversee the Fund's activities, review its performance, and review the actions of the Manager.

         The Fund has a single class of shares of stock.  While that class has no  designation,  it is deemed to be the  equivalent  of Class A for the purposes of the  shareholder  account  policies that apply to Class A shares of the  Oppenheimer  Funds.  Shares  of the Fund are  freely  transferable.  Each  share  has one vote at  shareholder meetings,  with fractional shares voting  proportionally on matters submitted to a vote of shareholders.  There are no preemptive or conversion rights and shares participate equally in the assets of the Fund upon liquidation.

         o    Meetings of Shareholders.  As a Maryland corporation,  the Fund is not required to hold, and does not plan to hold,  regular annual meetings of  shareholders.  The Fund will hold meetings when required to do so by the
Investment  Company Act or other  applicable law, or when a shareholder  meeting is called by the Directors or upon proper request of the shareholders.

         The Directors  will call a meeting of  shareholders  to vote on the removal of a Director upon the written request of the record holders of 10% of its outstanding  shares.  If the Directors  receive a request from at least
10  shareholders  stating that they wish to communicate  with other  shareholders  to request a meeting to remove a
Director,  the Directors  will then either make the Fund's  shareholder  list  available to the  applicants or mail their communication to all other shareholders at the applicants'
expense.  The  shareholders  making the request must have been  shareholders  for at least six months and must hold shares of the Fund  valued  at  $25,000  or more or  constituting  at least 1% of the  Fund's  outstanding  shares, whichever is less, The Directors may take such other action as is permitted under the Investment Company Act.

Directors  and  Officers of the Fund.  The Fund's  Directors  and  officers  and their  principal  occupations  and business  affiliations  during the past five years are listed below.  None of the Fund's Directors are deemed to be
"interested  persons" of the Fund under the Investment  Company Act. All of the Directors are trustees or directors of the following NewYork-based Oppenheimer funds:

         Oppenheimer California Municipal Fund                Oppenheimer International Small Company Fund
         Oppenheimer Capital Appreciation Fund                Oppenheimer Money Market Fund, Inc.
         Oppenheimer Capital Preservation Fund                Oppenheimer Multiple Strategies Fund
         Oppenheimer Concentrated Growth Fund                 Oppenheimer Mid Cap Value Fund
         Oppenheimer Developing Markets Fund         Oppenheimer Multi-Sector Income Trust
         Oppenheimer Discovery Fund                  Oppenheimer Multi-State Municipal Trust
         Oppenheimer Emerging Growth Fund            Oppenheimer Municipal Bond Fund
         Oppenheimer Emerging Technologies Fund      Oppenheimer New York Municipal Fund
         Oppenheimer Enterprise Fund                          Oppenheimer Series Fund, Inc.
         Oppenheimer Europe Fund                     Oppenheimer U.S. Government Trust
         Oppenheimer Global Fund                     Oppenheimer Trinity Core Fund
         Oppenheimer Global Growth & Income Fund     Oppenheimer Trinity Large Cap Growth Fund
         Oppenheimer Gold & Special Minerals Fund    Oppenheimer Trinity Value Fund
         Oppenheimer Growth Fund
         Oppenheimer International Growth Fund

         Messrs. Spiro, Murphy,  Wixted,  Bishop, Zack and Farrar, who are officers of the Fund,  respectively hold the same offices with the other New  York-based  Oppenheimer  funds as with the Fund.  As of November 5, 2001,  the
Directors  and  officers  of the Fund as a group  owned  less than 1% of the  outstanding  shares of the Fund.  The foregoing  statement does not reflect  ownership of shares held of record by an employee benefit plan for employees of the  Manager,  other than the shares  beneficially  owned  under that plan by the  officers  of the Fund  listed below.  Mr. Murphy is a trustee of that plan.

Leon Levy, Chairman of the Board of Directors, Age: 76.
6803 South Tucson Way, Englewood, CO 80112
General  Partner of Odyssey  Partners,  L.P.  (investment  partnership)  (since  1982) and Chairman of the Board of
Avatar Holdings, Inc. (real estate development) (since 1981).

Robert G. Galli, Director, Age: 68.
6803 South Tucson Way, Englewood, CO 80112
A Trustee or  Director  of other  Oppenheimer  funds.  Formerly  he held the  following  positions:  Vice  Chairman
(October 1995 - December 1997);  Executive Vice President (December 1977 - October 1995) of the Manager;  Executive
Vice President and a director (April 1986 - October 1993) of HarbourView Asset Management Corporation.

Benjamin Lipstein, Director, Age: 78.
6803 South Tucson Way, Englewood, CO 80112
Professor Emeritus of Marketing, Stern Graduate School of Business Administration, New York University.

John V. Murphy*, President, Age: 52
498 7th Avenue, New York, New York 10018
Chairman and Chief Executive Officer and director (since July 2001) and President (since August 2000) of the
Manager; President and a trustee of other Oppenheimer funds; President and a director (since July 2001) of
Oppenheimer Acquisition Corp., the Manager's parent holding company, and of Oppenheimer Partnership Holdings,
Inc. (since July 2001), a holding company subsidiary of the Manager; Chairman and a director (since July 2001) of
Shareholder Services, Inc. and of Shareholder Financial Services, Inc., transfer agent subsidiaries of the
Manager; President (since November 1, 2001) and a director (since July 2001) of Oppenheimer Real Asset
Management, Inc., an investment adviser subsidiary of the Manager; President and a director (since July 2001) of
OppenheimerFunds Legacy Program, a charitable trust program established by the Manager; a director (since
November 2001) of Trinity Investment Management Corp. and Tremont Advisers, Inc., investment advisory affiliates of the Manager, and of OAM Institutional, Inc. (since November 2001), an investment advisory subsidiary of the
Manager, and of HarbourView Asset Management Corporation and OFI Private Investments, Inc. (since July 2001), investment adviser subsidiaries of the Manager; formerly President and trustee (from November 1999 to November
2001) of MML Series Investment Fund and MassMutual Institutional Funds, open-end investment companies; Chief
Operating Officer (August 2000 - July 2001) of the Manager; Executive Vice President (from 1995 to 1997) of
MassMutual Financial Group; Executive Vice President and Chief Operating Officer (from 1995 to 1997) of David L.
Babson & Company, an investment advisor; Chief Operating Officer (from 1993 to 1996) of Concert Capital
Management, Inc., an investment advisor.

Elizabeth B. Moynihan, Director, Age: 72.
6803 South Tucson Way, Englewood, CO 80112
Author  and  architectural  historian;  a trustee  of the  Freer  Gallery  of Art and  Arthur  M.  Sackler  Gallery
(Smithsonian  Institute),  Trustees  Council of the National  Building  Museum;  a member of the Trustees  Council,
Preservation League of New York State.

Kenneth A. Randall, Director, Age: 73.
6803 South Tucson Way, Englewood, CO 80112
A director of Dominion  Resources,  Inc.  (electric  utility holding  company) and Prime Retail,  Inc. (real estate investment  trust);  formerly  a  director  of  Dominion  Energy,  Inc.  (electric  power and oil & gas  producer),
President  and Chief  Executive  Officer  of The  Conference  Board,  Inc.  (international  economic  and  business research) and a director of Lumbermens Mutual Casualty Company,  American Motorists  Insurance Company and American
Manufacturers Mutual Insurance Company.

Edward V. Regan, Director, Age: 71.
6803 South Tucson Way, Englewood, CO 80112
President,  Baruch College,  CUNY; a director of RB Asset (real estate manager); a director of OffitBank;  formerly
Trustee, Financial Accounting Foundation (FASB and GASB); Senior Fellow
of Jerome Levy Economics  Institute,  Bard College;  Chairman of Municipal  Assistance  Corporation for the City of
New York; New York State Comptroller and Trustee of New York State and Local Retirement Fund.

Russell S. Reynolds, Jr., Director, Age: 69.
6803 South Tucson Way, Englewood, CO 80112
Chairman of The Directorship Search Group, Inc. (corporate  governance  consulting and executive recruiting) (since
1993); a director of Professional  Staff Limited (a U.K.  temporary  staffing company) (since 1995); a life trustee of International House (non-profit  educational  organization),  and a trustee of the Greenwich  Historical Society
(since 1996).

Donald W. Spiro, Vice Chairman of the Board of Directors, Age: 75.
6803 South Tucson Way, Englewood, CO 80112
Formerly he held the following  positions:  Chairman  Emeritus  (1991 - August  1999),  Chairman  (November  1987 -
January  1991)  and  a  director  (January  1969  -  August  1999)  of  the  Manager;  President  and  Director  of
OppenheimerFunds  Distributor,  Inc., a subsidiary of the Manager and the Fund's  Distributor  (July 1978 - January
1992).

Clayton K. Yeutter, Director, Age: 70
6803 South Tucson Way, Englewood, CO 80112
Of Counsel,  Hogan & Hartson (a law firm) (since  1993).  Other  directorships:  Caterpillar,  Inc.  (since  1993);
Zurich  Financial  Services  (since  1998);  ConAgra,  Inc.  (since 1993);  FMC  Corporation  (since  1993);  Texas
Instruments  Incorporated  (since 1993); and  Weyerhaeuser  Co. (since 1999);  formerly a director of Farmers Group
Inc (1994-2000), Zurich Allied AG (1998-2000) and of Allied Zurich Pl.c (1998-2000).

Carol E. Wolf, Vice President and Portfolio Manager, Age: 49.
6803 South Tucson Way, Englewood, Colorado 80112
Senior Vice  President  (since June 2000) of the Manager;  an officer and  portfolio  manager of other  Oppenheimer funds; formerly Vice President of the Manager (June 1990 - June 2000).

Robert J. Bishop, Assistant Treasurer, Age: 42.
6803 South Tucson Way, Englewood, Colorado 80112
Vice President of the  Manager/Mutual  Fund  Accounting  (since May 1996); an officer of other  Oppenheimer  funds;
formerly an Assistant Vice President of the  Manager/Mutual  Fund  Accounting  (April 1994 - May 1996),  and a Fund
Controller for the Manager.

Scott T. Farrar, Assistant Treasurer, Age: 36.
6803 South Tucson Way, Englewood, Colorado 80112
Vice  President  of the  Manager/Mutual  Fund  Accounting  (since May 1996);  Assistant  Treasurer  of  Oppenheimer
Millennium  Funds plc (since  October  1997);  an officer of other  Oppenheimer  Funds;  formerly an Assistant Vice
President of the Manager/Mutual Fund Accounting (April 1994 - May 1996), and a Fund Controller for the Manager.

Barry D. Weiss, Vice President and Portfolio Manager, Age: 37.
6803 South Tucson Way, Englewood, Colorado 80112
Vice  President of the Manager  (since July 2001);  an officer and portfolio  manager of other  Oppenheimer  funds;
formerly  Assistant Vice President and Senior Credit Analyst of the Manager  (February  2000-June  2001),  Prior to
joining the Manager in February 2001, he was Associate Director,  Structured  Finance,  Fitch IBCA Inc. (April 1998
- February 2000); News Director,  Fitch Investors Service (September 1996 - April 1998); and Senior Budget Analyst,
City of New York, Office of Management & Budget (February 1990 - September 1996).

Brian W. Wixted, Treasurer, Principal Financial and Accounting Officer, Age: 42.
6803 South Tucson Way, Englewood, Colorado 80112
Senior  Vice  President  and  Treasurer  (since  March  1999)  of the  Manager;  Treasurer  (since  March  1999) of
HarbourView  Asset  Management  Corporation,   Shareholder  Services,   Inc.,  Oppenheimer  Real  Asset  Management
Corporation,  Shareholder  Financial  Services,  Inc. and Oppenheimer  Partnership  Holdings,  Inc., of OFI Private
Investments,  Inc. (since March 2000) and of OppenheimerFunds  International Ltd. and Oppenheimer  Millennium Funds
plc (since May 2000);  Treasurer  and Chief  Financial  Officer  (since  May 2000) of  Oppenheimer  Trust  Company;
Assistant  Treasurer (since March 1999) of Oppenheimer  Acquisition  Corp.; an officer of other Oppenheimer  funds;
formerly Principal and Chief Operating  Officer,  Bankers Trust Company - Mutual Fund Services Division (March 1995
- March  1999);  Vice  President  and Chief  Financial  Officer  of CS First  Boston  Investment  Management  Corp.
(September 1991 - March 1995).

Robert G. Zack, Secretary, Age: 53.
498 7th Avenue, New York, New York 10018
Senior Vice President  (since May 1985) and Acting General Counsel (since November 2001) of the Manager,  Assistant
Secretary of Shareholder  Services,  Inc. (since May 1985),  Shareholder  Financial Services,  Inc. (since November
1989);  OppenheimerFunds  International Ltd. and Oppenheimer  Millennium Funds plc (since October 1997); an officer of other Oppenheimer funds.

         Remuneration  of  Directors.  The  officers of the Fund who are  affiliated  with the  Manager  receive no salary or fee from the Fund.  The Directors of the Fund received the  compensation  shown below.  The  compensation from the Fund  was paid  during  its  fiscal  year  ended  July  31,  2001.  The  compensation  from all of the New
York-based  Oppenheimer funds includes the Fund and is compensation received as a director,  trustee or member of a committee of the Board during the calendar year 2000.

    ------------------------------ --------------------------- ------------------------- -----------------------
                                                                                         Total
                                                               Retirement                Compensation
                                                               Benefits                  from all
                                   Aggregate                   Accrued                   New York-Based
    Director's                     Compensation                as Fund                   Oppenheimer Funds2
    Name and Position              from Fund1                  Expenses                  (29 Funds)
    ------------------------------ --------------------------- ------------------------- -----------------------
    ------------------------------ --------------------------- ------------------------- -----------------------
    Leon Levy                      $11,408                     $ 32,043                  $171,950
    Chairman
    ------------------------------ --------------------------- ------------------------- -----------------------
    ------------------------------ --------------------------- ------------------------- -----------------------
    Robert G. Galli3               $4,715                      $      643                $191,134
    Study Committee Member
    ------------------------------ --------------------------- ------------------------- -----------------------
    ------------------------------ --------------------------- ------------------------- -----------------------
    Philip A. Griffiths4           $4,715                      $    172                  $ 59,529
    ------------------------------ --------------------------- ------------------------- -----------------------
    ------------------------------ --------------------------- ------------------------- -----------------------
    Benjamin Lipstein              $9,860                      $15,067                   $148,639
    Study Committee
    Chairman Audit Committee
    Member
    ------------------------------ --------------------------- ------------------------- -----------------------
    ------------------------------ --------------------------- ------------------------- -----------------------
    Elizabeth B. Moynihan          $6,948                      $11,421                   $104,695
    Study Committee
    Member
    ------------------------------ --------------------------- ------------------------- -----------------------
    ------------------------------ --------------------------- ------------------------- -----------------------
    Kenneth A. Randall             $6,373                      $15,646                   $96,034
    Audit Committee
    Chairman
    ------------------------------ --------------------------- ------------------------- -----------------------
    ------------------------------ --------------------------- ------------------------- -----------------------
    Edward V. Regan                $4,212                      $13,887                   $94,995
    Proxy Committee Chairman,
    Audit Committee Member

    ------------------------------ --------------------------- ------------------------- -----------------------
    ------------------------------ --------------------------- ------------------------- -----------------------
    Donald W. Spiro                $6,948                      $    204                  $63,435
    ------------------------------ --------------------------- ------------------------- -----------------------
    ------------------------------ --------------------------- ------------------------- -----------------------
    Russell S. Reynolds, Jr.       $6,301                      $6,488                    $71,069
    Proxy Committee
    Member
    ------------------------------ --------------------------- ------------------------- -----------------------
    ------------------------------ --------------------------- ------------------------- -----------------------
    Clayton K. Yeutter5            $3,820                      $11,668                   $71,069
    Proxy Committee
    Member
    ------------------------------ --------------------------- ------------------------- -----------------------
(1)      Aggregate compensation includes fees, deferred compensation, if any, and retirement plan benefits accrued for a Trustee/Director.
(2)      For the 2000 calendar year.
(3) Total  compensation  for the 2000  calendar  year  includes  compensation  received for serving as a Trustee or
Director           of 11 other Oppenheimer funds.
(4)       Includes $4,715 deferred under Deferred Compensation Plan described below.
(5)      Includes $955 deferred under Deferred Compensation Plan described below.

Deferred  Compensation  Plan for  Directors.  The Board of Directors has adopted a Deferred  Compensation  Plan for disinterested  directors  that enables  them to elect to defer  receipt of all or a portion of the annual fees they are entitled to receive from the Fund.  Under the plan,  the  compensation  deferred by a Director is  periodically adjusted as though an equivalent  amount had been invested in shares of one or more  Oppenheimer  funds selected by the Director.  The amount paid to the Director  under this plan will be determined  based upon the  performance  of the selected funds.

         Deferral of Directors' fees under this plan will not materially  affect the Fund's assets,  liabilities or net income per share.  This plan will not  obligate  the Fund to retain the  services of any Director or to pay any particular  level of  compensation  to any  Director.  Pursuant to an Order issued by the  Securities  and Exchange
Commission,  the Fund may  invest in the funds  selected  by the  Director  under  this  plan  without  shareholder approval for the limited purpose of determining the value of the Directors' deferred fee accounts.

         Retirement  Plan for  Directors.  The Fund has  adopted a  retirement  plan that  provides  for payment to retired  Directors.  Payments  are up to 80% of the average  compensation  paid during a  Director's  five years of service in which the highest  compensation  was  received.  A Director must serve as trustee or director for any of the New  York-based  Oppenheimer  funds  for at least  15  years  to be  eligible  for the  maximum  payment.  Each
Director's  retirement  benefits  will depend on the amount of the  Director's  future  compensation  and length of service.  Therefore,  the amount of those  benefits  cannot be  determined  at this time,  nor can we estimate  the number of years of credited service that will be used to determine those benefits.

         Major  Shareholders.  As of November 5, 2001,  no persons  owned of record or was known by the Fund to own beneficially 5% or more of the Fund's outstanding shares.

The Manager.  The Manager is  wholly-owned  by  Oppenheimer  Acquisition  Corp.,  a holding  company  controlled by
Massachusetts Mutual Life Insurance Company.

         |X| Code of Ethics.  The Fund,  the  Manager  and the  Distributor  have a Code of Ethics.  It is designed to detect and prevent improper personal trading by certain  employees,  including  portfolio  managers,  that would compete  with or take  advantage  of the Fund's  portfolio  transactions.  Covered  persons  include  persons  with knowledge of the  investments  and  investment  intentions of the Fund and other funds advised by the Manager.  The
Code of Ethics does permit  personnel  subject to the Code to invest in securities,  including  securities that may be purchased or held by the Fund,  subject to a number of  restrictions  and controls.  Compliance with the Code of
Ethics is carefully monitored and enforced by the Manager.

         The Code of Ethics is an exhibit to the  Fund's  registration  statement  filed  with the  Securities  and
Exchange  Commission  and can be reviewed and copied at the SEC's Public  Reference  Room in  Washington,  D.C. You
can  obtain  information  about  the  hours  of  operation  of the  Public  Reference  Room by  calling  the SEC at
1.202.942.8090.  The Code of Ethics can also be viewed as part of the Fund's  registration  statement  on the SEC's
EDGAR  database at the SEC's  Internet  web site at  http://www.sec.gov.  Copies may be  obtained,  after  paying a duplicating  fee, by electronic  request at the following E-mail address:  publicinfo@sec.gov  or by writing to the
SEC's Public Reference Section, Washington, D.C. 20549-0102.

         The Investment  Advisory  Agreement.  The Manager provides  investment advisory and management services to the Fund under an investment  advisory  agreement between the Manager and the Fund. The Manager selects  securities for the Fund's  portfolio  and  handles its  day-to-day  business.  The  agreement  requires  the  Manager,  at its expense,  to provide the Fund with adequate  office space,  facilities and equipment.  It also requires the Manager to provide  and  supervise  the  activities  of all  administrative  and  clerical  personnel  required  to provide effective  administration for the Fund. Those  responsibilities  include the compilation and maintenance of records with  respect to its  operations,  the  preparation  and filing of  specified  reports,  and  composition  of proxy materials and registration statements for continuous public sale of shares of the Fund.

         Expenses not expressly  assumed by the Manager  under the  investment  advisory  agreement are paid by the
Fund.  The  investment  advisory  agreement  lists  examples of  expenses  paid by the Fund.  The major  categories relate to interest,  taxes,  fees to  disinterested  Directors,  legal and audit  expenses,  custodian and transfer agent  expenses,  share  issuance  costs,  certain  printing and  registration  costs and  non-recurring  expenses, including  litigation  costs.  The  management  fees paid by the Fund to the  Manager are  calculated  at the rates described in the Prospectus.

         Under the investment  advisory  agreement,  the Manager  guarantees that the total expenses of the Fund in any calendar year,  exclusive of taxes,  interest and brokerage fees,  shall not exceed the lesser of (a) 1% of the average  annual net assets of the Fund, or (b) 25% of the total annual  investment  income of the Fund. The Manager undertakes  to pay or refund to the Fund any amount by which such expenses  shall exceed those limits.  The payment of the  management  fee at the end of any month will be reduced  so that at no time will there be any  accrued  but unpaid liability under this expense limitation.

   ----------------------- -------------------------------------------------------------------------------------
     Fiscal Year ending                       Management Fee Paid to OppenheimerFunds, Inc.
            7/31
   ----------------------- -------------------------------------------------------------------------------------
   ----------------------- -------------------------------------------------------------------------------------
            1999                                                $5,854,320
   ----------------------- -------------------------------------------------------------------------------------
   ----------------------- -------------------------------------------------------------------------------------
            2000                                                $7,172,648
   ----------------------- -------------------------------------------------------------------------------------
   ----------------------- -------------------------------------------------------------------------------------
            2001                                                $8,118,471
   ----------------------- -------------------------------------------------------------------------------------

         The investment  advisory  agreement  states that in the absence of willful  misfeasance the Manager is not liable  for any loss  sustained  by reason of the  adoption  of any  investment  policy  or the  purchase,  sale or retention of any security on its recommendation,  whether or not such  recommendation  shall have been based on its own  investigation and research or upon  investigation  and research by any other individual,  firm or corporation.
That  recommendation  must have been made, and such other individual,  firm or corporation must have been selected, with due care and in good faith.  However,  the Manager is not excused from liability for its willful  misfeasance, bad faith or gross  negligence in the performance of its duties,  or its reckless  disregard of its obligations and duties, under the investment advisory agreement.

         The investment  advisory  agreement permits the Manager to act as investment advisor for any other person, firm or corporation and to use the name  "Oppenheimer" in connection with other  investment  companies for which it may act as investment advisor or general  distributor.  If the Manager shall no longer act as investment advisor to the Fund, the right of the Fund to use the name "Oppenheimer" as part of its name may be withdrawn.

         The Distributor.  Under its General Distributor's Agreement with the Fund,  OppenheimerFunds  Distributor,
Inc., a subsidiary of the Manager,  acts as the Fund's  principal  underwriter  and  Distributor  in the continuous public offering of the Fund's shares.  The  Distributor is not obligated to sell a specific  number of shares.  The
Distributor bears the expenses normally  attributable to sales,  including advertising and the cost of printing and mailing prospectuses, other than those furnished to existing shareholders.

Portfolio  Transactions.  Portfolio  decisions are based upon  recommendations  and judgment of the Manager subject to the overall  authority of the Board of Directors.  Most  purchases  made by the Fund are principal  transactions at net  prices,  so the Fund incurs  little or no  brokerage  costs.  The Fund deals  directly  with the selling or purchasing  principal or market maker without  incurring  charges for the services of a broker on its behalf unless the  Manager  determines  that a better  price or  execution  may be  obtained  by using the  services of a broker.
Purchases of portfolio  securities from  underwriters  include a commission or concession paid by the issuer to the underwriter, and purchases from dealers include a spread between the bid and asked prices.

         The Fund seeks to obtain  prompt  execution  of orders at the most  favorable  net price.  If dealers  are used for  portfolio  transactions,  transactions  may be  directed  to dealers  for their  execution  and  research services.  The  research  services  provided  by a  particular  broker  may be  useful  only  to one or more of the advisory  accounts of the Manager and its  affiliates.  Investment  research  received for the commissions of those other  accounts  may be  useful  both to the  Fund  and one or more of such  other  accounts.  Investment  research services  may be  supplied to the Manager by a third party at the  instance of a broker  through  which  trades are placed.  It may include  information  and analyses on  particular  companies  and  industries  as well as market or economic  trends and  portfolio  strategy,  receipt of market  quotations  for portfolio  evaluations,  information systems,  computer  hardware and similar  products and services.  If a research service also assists the Manager in a  non-research  capacity  (such as bookkeeping  or other  administrative  functions),  then only the percentage or component  that  provides  assistance  to the  Manager in the  investment  decision-making  process  may be paid in commission dollars.

         The research  services  provided by brokers  broaden the scope and supplement  the research  activities of the Manager.  That research  provides  additional  views and comparisons for  consideration,  and helps the Manager obtain market  information  for the valuation of securities  held in the Fund's  portfolio or being  considered for purchase.

         Subject to applicable  rules covering the Manager's  activities in this area,  sales of shares of the Fund and/or  the other  investment  companies  managed by the  Manager or  distributed  by the  Distributor  may also be considered  as a factor in the  direction of  transactions  to dealers.  That must be done in  conformity  with the price,  execution and other  considerations  and practices  discussed above.  Those other investment  companies may also give  similar  consideration  relating to the sale of the Fund's  shares.  No portfolio  transactions  will be handled by any securities dealer affiliated with the Manager.

         The Fund's policy of investing in short-term  debt  securities with maturity of less than one year results in high portfolio  turnover and may increase the Fund's transaction costs.  However,  since brokerage  commissions, if any, are small, high turnover does not have an appreciable adverse effect upon the income of the Fund.

Performance of the Fund

Explanation  of Performance  Terminology.  The Fund uses a variety of terms to illustrate  its  performance.  These terms include  "yield,"  "compounded  effective  yield" and "average  annual total  return." An  explanation of how yields and total returns are  calculated  is set forth below.  The charts below show the Fund's  performance  as of the Fund's most recent  fiscal  year end.  You can obtain  current  performance  information  by calling the Fund's
Transfer   Agent   at   1.800.525.7048   or   by   visiting   the    OppenheimerFunds    Internet   web   site   at
http://www.oppenheimerfunds.com.

         The  Fund's  illustrations  of its  performance  data in  advertisements  must  comply  with  rules of the
Securities and Exchange  Commission.  Those rules  describe the types of performance  data that may be used and how it is to be  calculated.  If the fund shows total  returns in addition to its yields,  the returns  must be for the
1-,  5- and  10-year  periods  ending  as of the most  recent  calendar  quarter  prior to the  publication  of the advertisement (or its submission for publication).

         Use of  standardized  performance  calculations  enables an investor to compare the Fund's  performance to the  performance  of other funds for the same periods.  However,  a number of factors  should be considered  before using the Fund's performance information as a basis for comparisons with other investments:

         o Yields and total returns  measure the  performance  of a  hypothetical  account in the Fund over various periods and do not show the performance of each  shareholder's  account.  Your account's  performance will vary from the model  performance  data if your  dividends  are received in cash, or you buy or sell shares during the period, or you bought your shares at a different time than the shares used in the model.
         o An investment in the Fund is not insured by the FDIC or any other government agency.
         o The Fund's yield is not fixed or guaranteed and will fluctuate.
         o    Yields and total returns for any given past period represent historical  performance  information and are not, and should not be considered, a prediction of future yields or returns.

         o    Yields.  The Fund's current yield is calculated for a seven-day  period of time as follows.  First, a base  period  return is  calculated  for the  seven-day  period  by  determining  the net  change in the value of a hypothetical  pre-existing  account having one share at the beginning of the seven-day period.  The change includes dividends  declared on the original  share and dividends  declared on any shares  purchased  with dividends on that share,  but such  dividends  are adjusted to exclude any realized or unrealized  capital gains or losses  affecting the  dividends  declared.  Next,  the base period  return is multiplied by 365/7 to obtain the current yield to the nearest hundredth of one percent.

         The compounded effective yield for a seven-day period is calculated by
         (1) adding 1 to the base period return (obtained as described above),
         (2) raising the sum to a power equal to 365 divided by 7, and
         (3) subtracting 1 from the result.

         The yield as  calculated  above may vary for  accounts  less than  approximately  $100 in value due to the effect of  rounding  off each daily  dividend to the  nearest  full cent.  The  calculation  of yield under  either procedure  described  above does not take into  consideration  any  realized or  unrealized  gains or losses on the
Fund's  portfolio  securities  which may affect  dividends.  Therefore,  the return on dividends  declared during a period may not be the same on an annualized basis as the yield for that period.

         Total  Return  Information.   There  are  different  types  of  "total  returns"  to  measure  the  Fund's performance.  Total return is the change in value of a  hypothetical  investment  in the Fund over a given  period, assuming  that all  dividends  and capital gains  distributions  are  reinvested in additional  shares and that the investment  is redeemed at the end of the period.  The  cumulative  total return  measures the change in value over the entire period (for  example,  ten years).  An average  annual total return shows the average rate of return for each year in a period that would  produce the  cumulative  total return over the entire  period.  However,  average annual total returns do not show actual  year-by-year  performance.  The Fund uses  standardized  calculations  for its total returns as prescribed by the SEC.  The methodology is discussed below.

         o    Average  Annual Total Return.  The "average  annual total return" of each class is an average  annual compounded  rate of return  for each year in a  specified  number of years.  It is the rate of return  based on the change in value of a  hypothetical  initial  investment  of $1,000 ("P" in the formula  below) held for a number of years ("n") to achieve an Ending  Redeemable  Value  ("ERV" in the  formula) of that  investment,  according to the following formula:

-------------------------------------------------------------------------------------------------------------------
                                                 [OBJECT OMITTED]
-------------------------------------------------------------------------------------------------------------------
         o    Cumulative Total Return.  The "cumulative total return"  calculation  measures the change in value of a  hypothetical  investment  of $1,000  over an  entire  period of  years.  Its  calculation  uses some of the same factors  as  average  annual  total  return,  but it does  not  average  the rate of  return  on an  annual  basis.
Cumulative total return is determined as follows:

-------------------------------------------------------------------------------------------------------------------
                                                 [OBJECT OMITTED]
-------------------------------------------------------------------------------------------------------------------
   --------------------- ---------------------- ----------------------------------------------------------------
          Yield          Compounded Effective              Average Annual Total Returns (at 7/31/01)
      (7 days ended              Yield
         7/31/01)            (7 days ended
                               7/31/01)
   --------------------- ---------------------- ----------------------------------------------------------------
   --------------------- ---------------------- ---------------------- ----------------------- -----------------

                                                       1-Year                 5 Years              10 Years
   --------------------- ---------------------- ---------------------- ----------------------- -----------------
   --------------------- ---------------------- ---------------------- ----------------------- -----------------
          3.40%                  3.45%                  5.32%                  5.04%                4.55%
   --------------------- ---------------------- ---------------------- ----------------------- -----------------

Other   Performance   Comparisons.   Yield  information  may  be  useful  to  investors  in  reviewing  the  Fund's performance.  The Fund may make  comparisons  between its yield and that of other  investments,  by citing  various indices such as The Bank Rate Monitor  National Index  (provided by Bank Rate Monitor(TM))  which measures the average rate paid on bank money market  accounts,  NOW accounts and  certificates  of deposits by the 100 largest banks and thrifts  in the top ten  metropolitan  areas.  When  comparing  the Fund's  yield  with that of other  investments, investors  should  understand that certain other  investment  alternatives  such as  certificates of deposit,  U.S.
government  securities,  money market  instruments  or bank accounts may provide fixed yields and may be insured or guaranteed.

         From  time to  time,  the  Fund  may  include  in its  advertisements  and  sales  literature  performance information  about the Fund  cited in other  newspapers  and  periodicals,  such as The New York  Times,  which may include performance quotations from other sources.

         From time to time,  the Fund's  Manager  may publish  rankings or ratings of the Manager (or the  Transfer
Agent) or the investor services provided by them to shareholders of the Oppenheimer  funds,  other than performance rankings of the  Oppenheimer  funds  themselves.  Those  ratings or rankings  of  investor/shareholder  services by third parties may compare the services of the  Oppenheimer  funds to those of other mutual fund  families  selected by the rating or ranking  services.  They may be based on the  opinions  of the rating or ranking  service  itself, based on its research or judgment, or based on surveys of investors, brokers, shareholders or others.

-------------------------------------------------------------------------------------------------------------------
A B O U T   Y O U R   A C C O U N T
-------------------------------------------------------------------------------------------------------------------

How to Buy Shares

AccountLink.  When shares are purchased  through  AccountLink,  each purchase must be at least $25.00.  Shares will be purchased on the regular  business day the  Distributor  is instructed to initiate the Automated  Clearing House
("ACH")  transfer  to buy  shares.  Dividends  will  begin to accrue on shares  purchased  by the  proceeds  of ACH transfers on the business day the Fund receives  Federal  Funds for the purchase  through the ACH system before the close of The New York Stock Exchange.  The Exchange  normally closes at 4:00 P.M., but may close earlier on certain days.  If  Federal  Funds are  received  on a business  day after the close of the  Exchange,  the  shares  will be purchased  and dividends  will begin to accrue on the next regular  business day. The proceeds of ACH transfers are normally  received by the Fund 3 days after the  transfers  are  initiated.  The  Distributor  and the Fund are not responsible for any delays in purchasing shares resulting from delays in ACH transmissions.

Asset  Builder  Plans.  To establish an Asset Builder Plan to buy shares  directly  from a bank  account,  you must enclose a check (the minimum is $25) for the initial  purchase  with your  application.  Shares  purchased by Asset
Builder  Plan  payments  from bank  accounts  are  subject to the  redemption  restrictions  for  recent  purchases described  in the  Prospectus.  Asset  Builder  Plans  are  available  only if your  bank is an ACH  member.  Asset
Builder  Plans  may  not be  used  to buy  shares  for  OppenheimerFunds  employer-sponsored  qualified  retirement accounts.  Asset Builder Plans also enable  shareholders of Oppenheimer  Cash Reserves to use their account to make monthly automatic purchases of shares of up to four other Oppenheimer funds.

         If you make  payments  from your bank  account to purchase  shares of the Fund,  your bank account will be debited  automatically.  Normally  the debit  will be made two  business  days  prior to the  investment  dates you select on your  Application.  Neither the  Distributor,  the Transfer Agent nor the Fund shall be  responsible  for any delays in purchasing shares that result from delays in ACH transmission.

         Before you establish Asset Builder  payments,  you should obtain a prospectus of the selected fund(s) from your  financial  advisor (or the  Distributor)  and  request an  application  from the  Distributor.  Complete  the application  and return it. You may change the amount of your Asset  Builder  payment or your can  terminate  these automatic  investments  at any time by writing to the  Transfer  Agent.  The Transfer  Agent  requires a reasonable period  (approximately  10 days) after receipt of your  instructions to implement them. The Fund reserves the right to amend, suspend, or discontinue offering Asset Builder plans at any time without prior notice.

         The  Oppenheimer  Funds.  The Oppenheimer  funds are those mutual funds for which the Distributor  acts as the distributor or the sub-Distributor and include the following:

Oppenheimer Capital Appreciation Fund                         Oppenheimer Mid Cap Value Fund
Oppenheimer Capital Concentrated Growth Fund                  Oppenheimer Multi-Sector Income Trust
Oppenheimer Capital Preservation Fund                         Oppenheimer Multi-State Municipal Trust

Oppenheimer California Municipal Fund                         Oppenheimer Multiple Strategies Fund
Oppenheimer Developing Markets Fund                           Oppenheimer Municipal Bond Fund
Oppenheimer Discovery Fund                                    Oppenheimer New York Municipal Fund
Oppenheimer Enterprise Fund                                   Oppenheimer New Jersey Municipal Fund
Oppenheimer Emerging Technologies Fund                        Oppenheimer Pennsylvania Municipal Fund
Oppenheimer Emerging Growth Fund                              Oppenheimer Quest Balanced Value Fund
Oppenheimer Europe Fund                                       Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Global Fund                                       Oppenheimer Quest Global Opportunity Value Fund
Oppenheimer Global Growth & Income Fund                       Oppenheimer Quest Opportunity Value Fund
Oppenheimer Growth Fund                                       Oppenheimer Small Cap Value Fund

Oppenheimer International Growth Fund                         Oppenheimer Quest for Value Funds
Oppenheimer International Small Company Fund                  Oppenheimer Rochester National Municipals
OSM1 - Gartmore Millennium Growth Fund II                     Oppenheimer Series Funds, Inc.
OSM1 - Jennison Growth Fund
OSM1 - Mercury Advisors S&P 500 Index
OSM1  - Mercury Advisors Focus Growth Fund                    Oppenheimer Disciplined Allocation Fund
OSM1 - QM Active Balanced Fund                                Oppenheimer Value Fund
OSM1  - Salomon Brothers Capital Fund                         Oppenheimer Trinity Core Fund
                                                              Oppenheimer U.S. Government Trust
                                                              Oppenheimer World Bond Fund
                                                              Limited-Term New York Municipal Fund
                                                              Rochester Fund Municipals

And the following money market funds:

Centennial America Fund, L. P.                                Centennial New York Tax Exempt Trust
Centennial California Tax Exempt Trust                        Centennial Tax Exempt Trust
Centennial Government Trust                                   Oppenheimer Cash Reserves
Centennial Money Market Trust                                 Oppenheimer Money Market Fund, Inc.

1.       "OSM" stands for Oppenheimer Select Managers.

Determination  of Net Asset  Value Per Share.  The net asset  value per share of the Fund is  determined  as of the close of  business of The New York Stock  Exchange  (the  "Exchange")  on each day that the  Exchange  is open,  by dividing  the value of the Fund's net  assets by the total  number of shares  outstanding.  The  Exchange  normally closes  at 4:00  P.M.,  New York  time,  but may  close  earlier  on some days  (for  example,  in case of  weather emergencies  or on days  falling  before a holiday).  The  Exchange's  most recent  annual  announcement  (which is subject to change) states that it will close on New Year's Day, Martin Luther King Jr. Day,  Presidents'  Day, Good
Friday,  Memorial Day,  Independence  Day,  Labor Day,  Thanksgiving  Day and  Christmas  Day. It may also close on other days.

         The Fund's  Board of  Directors  has  adopted  the  amortized  cost  method to value the Fund's  portfolio securities.  Under the  amortized  cost  method,  a  security  is valued  initially  at its cost and its  valuation assumes a  constant  amortization  of any  premium  or  accretion  of any  discount,  regardless  of the  impact of fluctuating  interest rates on the market value of the security.  This method does not take into  consideration any unrealized capital gains or losses on securities.  While this method provides certainty in valuing  securities,  in certain  periods the value of a security  determined  by  amortized  cost may be higher or lower than the price the
Fund would receive if it sold the security.

         The Fund's Board of Directors has established  procedures  reasonably designed to stabilize the Fund's net asset value at $1.00 per share.  Those procedures  include a review of the Fund's  portfolio  holdings by the Board of Directors,  at intervals it deems  appropriate,  to determine  whether the Fund's net asset value  calculated by using available market quotations deviates from $1.00 per share based on amortized cost.

         The Board of Directors  will examine the extent of any deviation  between the Fund's net asset value based upon available  market  quotations and amortized  cost. If the Fund's net asset value were to deviate from $1.00 by more than 0.5%,  Rule 2a-7 requires the Board of Directors to consider  what action,  if any,  should be taken.  If they find that the extent of the deviation may cause a material  dilution or other unfair effects on  shareholders, the Board of Directors  will take  whatever  steps it considers  appropriate  to eliminate or reduce the  dilution, including,  among others,  withholding  or reducing  dividends,  paying  dividends  from capital or capital  gains, selling  portfolio  instruments  prior to  maturity  to realize  capital  gains or losses or to shorten the average maturity of the portfolio, or calculating net asset value per share by using available market quotations.

         During  periods of declining  interest  rates,  the daily yield on shares of the Fund may tend to be lower
(and net  investment  income and dividends  higher) than those of a fund holding the identical  investments  as the
Fund but which used a method of portfolio  valuation  based on market prices or estimates of market prices.  During periods of rising  interest  rates,  the daily  yield of the Fund would tend to be higher and its  aggregate  value lower than that of an identical portfolio using market price valuation.

How to Sell Shares

The information below supplements the terms and conditions for redeeming shares set forth in the Prospectus.

Checkwriting.  When a check is  presented  to the  Bank  for  clearance,  the  Bank  will ask the Fund to  redeem a sufficient  number of full and  fractional  shares in the  shareholder's  account to cover the amount of the check.
This enables the  shareholder to continue  receiving  dividends on those shares until the check is presented to the
Fund.  Checks  may not be  presented  for  payment  at the  offices  of the  Bank  or the  Fund's  Custodian.  This limitation  does not affect the use of checks for the payment of bills or to obtain cash at other  banks.  The Fund reserves the right to amend,  suspend or discontinue  offering  checkwriting  privileges at any time. The Fund will provide you notice whenever it is required to do so by applicable law.

         In choosing to take  advantage of the  Checkwriting  privilege,  by signing the Account  Application or by completing a Checkwriting card, each individual who signs:
(1)      for individual  accounts,  represents  that they are the registered  owner(s) of the shares of the Fund in that account;
(2)      for  accounts for  corporations,  partnerships,  trusts and other  entities,  represents  that they are an officer,  general  partner,  trustee or other fiduciary or agent,  as applicable,  duly authorized to act on behalf of the registered owner(s);
(3)      authorizes  the Fund,  its  Transfer  Agent and any bank  through  which the Fund's  drafts  (checks)  are payable to pay all checks  drawn on the Fund  account of such  person(s)  and to redeem a  sufficient amount of shares from that account to cover payment of each check;
         (4)  specifically  acknowledges  that if they  choose to permit  checks to be honored if there is a single signature  on checks drawn  against  joint  accounts,  or accounts  for  corporations,  partnerships, trusts or other  entities,  the  signature  of any one  signatory  on a check will be  sufficient  to authorize  payment of that check and redemption from the account,  even if that account is registered in the  names  of more  than  one  person  or more  than  one  authorized  signature  appears  on the
              Checkwriting card or the Application, as applicable;
(5)      understands  that the  Checkwriting  privilege may be terminated or amended at any time by the Fund and/or the Fund's bank; and
(6)      acknowledges  and agrees that neither the Fund nor its bank shall incur any liability  for that  amendment or termination of checkwriting  privileges or for redeeming shares to pay checks reasonably  believed by them to be genuine,  or for  returning  or not paying  checks that have not been  accepted for any reason.

Sending  Redemption  Proceeds by Federal Funds Wire. The Federal Funds wire of redemptions  proceeds may be delayed if the Fund's  custodian bank is not open for business on a day when the Fund would normally  authorize the wire to be made,  which is usually the Fund's next regular business day following the redemption.  In those  circumstances, the wire will not be  transmitted  until  the next bank  business  day on which the Fund is open for  business.  No dividends will be paid on the proceeds of redeemed shares awaiting transfer by Federal Funds wire.

Distributions From Retirement Plans.  Requests for distributions from  OppenheimerFunds-sponsored  IRAs,  403(b)(7)
custodial   plans,   401(k)  plans  or  pension  or   profit-sharing   plans  should  be  addressed  to  "Director,
OppenheimerFunds  Retirement  Plans," c/o the Transfer  Agent at its address  listed in "How To Sell Shares" in the
Prospectus or on the back cover of this Statement of Additional Information.  The request must
(1)      state the reason for the distribution;
(2)      state the owner's awareness of tax penalties if the distribution is premature; and
(3)      conform to the requirements of the plan and the Fund's other redemption requirements.

         Participants (other than self-employed  persons) in  OppenheimerFunds-sponsored  pension or profit-sharing plans with shares of the Fund held in the name of the plan or its  fiduciary  may not directly  request  redemption of their accounts.  The plan administrator or fiduciary must sign the request.

         Distributions  from  pension  and profit  sharing  plans are  subject to  special  requirements  under the
Internal  Revenue Code and certain  documents  (available  from the Transfer Agent) must be completed and submitted to the Transfer Agent before the  distribution  may be made.  Distributions  from  retirement  plans are subject to withholding  requirements  under the Internal  Revenue Code, and IRS Form W-4P  (available from the Transfer Agent)
must be  submitted  to the  Transfer  Agent with the  distribution  request,  or the  distribution  may be delayed.
Unless the shareholder  has provided the Transfer Agent with a certified tax  identification  number,  the Internal
Revenue Code requires that tax be withheld from any  distribution  even if the  shareholder  elects not to have tax withheld.  The Fund, the Manager,  the Distributor,  and the Transfer Agent assume no  responsibility  to determine whether a distribution  satisfies the  conditions of applicable  tax laws and will not be  responsible  for any tax penalties assessed in connection with a distribution.

Special  Arrangements  for  Repurchase of Shares from Dealers and Brokers.  The  Distributor is the Fund's agent to repurchase  its  shares  from  authorized  dealers or brokers  on behalf of their  customers.  Shareholders  should contact their broker or dealer to arrange this type of redemption.  The repurchase  price per share will be the net asset value next computed  after the  Distributor  receives the order placed by the dealer or broker.  However,  if the  Distributor  receives  a  repurchase  order  from a dealer  or broker  after  the close of The New York  Stock
Exchange on a regular  business  day, it will be  processed at that day's net asset value if the order was received by the dealer or broker from its  customers  prior to the time the Exchange  closes.  Normally the Exchange  closes at 4:00 P.M.  Additionally,  the order must have been  transmitted to and received by the Distributor  prior to its close of business that day (normally 5:00 P.M.).

         Ordinarily,  for accounts  redeemed by a broker-dealer  under this procedure,  payment will be made within three business days after the shares have been redeemed upon the Distributor's  receipt of the required  redemption documents  in proper  form.  The  signature(s)  of the  registered  owner(s)  on the  redemption  document  must be guaranteed as described in the Prospectus.

Automatic  Withdrawal  and  Exchange  Plans.  Investors  owning  shares  of the Fund  valued  at $5,000 or more can authorize  the  Transfer  Agent to redeem  shares  (having a value of at least  $50)  automatically  on a  monthly, quarterly,  semi-annual  or annual  basis  under an  Automatic  Withdrawal  Plan.  Shares  will be  redeemed  three business days prior to the date  requested by the  shareholder  for receipt of the payment.  Automatic  withdrawals of up to $1,500  per month may be  requested  by  telephone  if  payments  are to be made by check  payable  to all shareholders  of record.  Payments  must also be sent to the address of record for the account and the address must not have been changed within the prior 30 days.  Required  minimum  distributions  from  OppenheimerFunds-sponsored retirement plans may not be arranged on this basis.

         Payments are normally made by check, but shareholders  having  AccountLink  privileges may arrange to have
Automatic  Withdrawal  Plan  payments  transferred  to the bank account  designated on the Account  Application  or signature-guaranteed  instructions  sent to the  Transfer  Agent.  Shares  are  normally  redeemed  pursuant  to an
Automatic  Withdrawal  Plan three  business  days  before the  payment  transmittal  date you select in the Account
Application.  If a contingent  deferred sales charge applies to the redemption,  the amount of the check or payment will be reduced  accordingly.  The Fund cannot  guarantee  receipt of a payment on the date  requested and reserves the right to amend, suspend or discontinue offering such plans at any time without prior notice.

         By  requesting  an  Automatic  Withdrawal  or  Exchange  Plan,  the  shareholder  agrees  to the terms and conditions  applicable  to such plans as stated  below.  These  provisions  may be amended from time to time by the
Fund and/or the Distributor.  When adopted, any amendments will automatically apply to existing Plans.

         Automatic  Exchange  Plans.  Shareholders  can authorize the Transfer  Agent to exchange a  pre-determined amount  of  shares  of the Fund for  shares  (of the same  class) of other  Oppenheimer  funds  automatically  on a monthly,  quarterly,  semi-annual or annual basis under an Automatic  Exchange Plan. The minimum amount that may be exchanged  to each other fund  account is $25.  Instructions  should be  provided  on the  Account  Application  or signature-guaranteed  instructions.  Exchanges made under these plans are subject to the restrictions that apply to exchanges as set forth in "How to Exchange  Shares" in the  Prospectus  and below in this  Statement of  Additional
Information.

         Automatic  Withdrawal  Plans.  Fund  shares will be redeemed as  necessary  to meet  withdrawal  payments.
Shares  acquired  without a sales charge will be redeemed  first.  Shares  acquired with  reinvested  dividends and capital gains  distributions will be redeemed next,  followed by shares acquired with a sales charge, to the extent necessary to make  withdrawal  payments.  Depending  upon the amount  withdrawn,  the  investor's  principal may be depleted.  Payments  made  under  withdrawal  plans  should  not  be  considered  as a  yield  or  income  on  your investment.

         The Transfer Agent will administer the investor's  Automatic  Withdrawal Plan as agent for the shareholder
(the  "Planholder") who executed the Plan  authorization and application  submitted to the Transfer Agent.  Neither the Transfer  Agent nor the Fund shall incur any liability to the  Planholder  for any action taken or not taken by the Transfer Agent in good faith to administer the Plan.  Share  certificates  will not be issued for shares of the
Fund  purchased for and held under the Plan,  but the Transfer  Agent will credit all such shares to the account of the  Planholder  on the  records  of the Fund.  Any share  certificates  held by a  Planholder  may be  surrendered unendorsed to the Transfer Agent with the Plan  application so that the shares  represented by the  certificate may be held under the Plan.

         For accounts subject to Automatic  Withdrawal Plans,  distributions of capital gains must be reinvested in shares of the Fund,  which will be done at net asset value without a sales charge.  Dividends on shares held in the account may be paid in cash or reinvested.

         Shares will be redeemed to make  withdrawal  payments at the net asset value per share  determined  on the redemption  date.  Checks or AccountLink  payments of the proceeds of Plan withdrawals will normally be transmitted three  business  days prior to the date  selected for receipt of the payment  according to the choice  specified in writing by the Planholder.  Receipt of payment on the date selected cannot be guaranteed.

         The amount and the interval of  disbursement  payments and the address to which checks are to be mailed or
AccountLink  payments  are to be sent may be changed  at any time by the  Planholder  by  writing  to the  Transfer
Agent.  The  Planholder  should  allow at least two weeks'  time in mailing  such  notification  for the  requested change to be put in effect.  The  Planholder  may, at any time,  instruct the Transfer  Agent by written notice (in proper form in accordance with the requirements of the  then-current  Prospectus of the Fund) to redeem all, or any part of,  the  shares  held  under the Plan.  In that case,  the  Transfer  Agent will  redeem the number of shares requested  at the net asset value per share in effect in  accordance  with the Fund's usual  redemption  procedures and will mail a check for the proceeds to the Planholder.

         The  Planholder  may  terminate  a Plan at any time by writing to the  Transfer  Agent.  The Fund may also give  directions to the Transfer  Agent to terminate a Plan. The Transfer Agent will also terminate a Plan upon its receipt  of  evidence  satisfactory  to it  that  the  Planholder  has  died  or  is  legally  incapacitated.  Upon termination of a Plan by the Transfer  Agent or the Fund,  shares that have not been redeemed from the account will
be  held  in   uncertificated   form  in  the  name  of  the   Planholder.   The   account   will   continue  as  a
dividend-reinvestment,  uncertificated  account  unless  and  until  proper  instructions  are  received  from  the
Planholder, his or her executor or guardian, or another authorized person.

         To use shares held under the Plan as  collateral  for a debt,  the  Planholder  may request  issuance of a portion of the shares in  certificated  form.  Upon written  request from the  Planholder,  the Transfer Agent will determine the number of shares for which a  certificate  may be issued  without  causing the  withdrawal  checks to stop.  However, should such uncertificated shares become exhausted, Plan withdrawals will terminate.

         If the  Transfer  Agent ceases to act as transfer  agent for the Fund,  the  Planholder  will be deemed to have appointed any successor transfer agent to act as agent in administering the Plan.

How to Exchange Shares

As stated in the  Prospectus,  shares of a  particular  class of  Oppenheimer  funds  having more than one class of shares  may be  exchanged  only for shares of the same class of other  Oppenheimer  funds.  Shares of this Fund are deemed to be "Class A Shares" for this  purpose.  You can obtain a current list of funds  showing which funds offer which classes by calling the Distributor at 1-800-525-7048.

o        All of the Oppenheimer funds currently offer Class A, B and C shares except Oppenheimer Money Market
     Fund, Inc., Centennial Money Market Trust, Centennial Tax Exempt Trust, Centennial Government Trust,
     Centennial New York Tax Exempt Trust, Centennial California Tax Exempt Trust, and Centennial America Fund,
     L.P., which only offer Class A shares.
o        Class B, Class C and Class N shares of Oppenheimer Cash Reserves are generally available only by exchange from the same class of shares of other Oppenheimer funds or through OppenheimerFunds-sponsored 401
     (k) plans.
o        Only certain Oppenheimer funds currently offer Class Y shares. Class Y shares of Oppenheimer Real Asset
                                                                      -
     Fund may not be exchanged for shares of any other fund.
o        Only certain Oppenheimer funds currently offer Class N shares, which are only offered to retirement plans as described in the Prospectus. Class N shares can be exchanged only for Class N shares of other
     Oppenheimer funds.
o        Class M shares of Oppenheimer Convertible Securities Fund may be exchanged only for Class A shares of other Oppenheimer funds. They may not be acquired by exchange of shares of any class of any other
     Oppenheimer funds except Class A shares of Oppenheimer Money Market Fund or Oppenheimer Cash Reserves
     acquired by exchange of Class M shares.
o        Class A shares of Senior Floating Rate Fund are not available by exchange of shares of Oppenheimer Money
     Market Fund or Class A shares of Oppenheimer Cash Reserves. If any Class A shares of another Oppenheimer fund that are exchange for Class A shares of Oppenheimer Senior Floating Rate Fund are subject to the Class
     A contingent deferred sales charge of the other Oppenheimer fund at the time of exchange, the holding period for that Class A contingent deferred sales charge will carry over to the Class A shares of Oppenheimer
     Senior Floating Rate Fund acquired in the exchange. The Class A shares of Oppenheimer Senior Floating Rate
     Fund acquired in that exchange will be subject to the Class A Early Withdrawal Charge of Oppenheimer Senior
     Floating Rate Fund if they are repurchased before the expiration of the holding period.
o        Class X shares of Limited Term New York Municipal Fund can be exchanged only for Class B shares of other
     Oppenheimer funds and no exchanges may be made to Class X shares.
o        Shares of Oppenheimer Capital Preservation Fund may not be exchanged for shares of Oppenheimer Money
     Market Fund, Inc., Oppenheimer Cash Reserves or Oppenheimer Limited-Term Government Fund.  Only participants in certain retirement plans may purchase shares of Oppenheimer Capital Preservation Fund, and only those participants may exchange shares of other Oppenheimer funds for shares of Oppenheimer Capital Preservation
     Fund.
o        Class A, Class B, Class C and Class Y shares of Oppenheimer Select Managers, Mercury Advisors, S&P Index
     and Oppenheimer Select Manager's AM Active Balanced Fund are only available to retirement plans and are available only by exchange from the same class of other Oppenheimer funds held by retirement plans.

         Class A shares of Oppenheimer funds may be exchanged at net asset value for shares of any money market fund offered by the Distributor.  Shares of any money market fund purchased without a sales charge may be exchanged for shares of Oppenheimer funds offered with a sales charge upon payment of the sales charge. They may also be used to purchase shares of Oppenheimer funds subject to an early withdrawal charge or contingent deferred sales charge.

         Shares of this Fund purchased with the redemption proceeds of shares of other mutual funds (other than funds managed by the Manager or its subsidiaries) redeemed within the 30 days prior to that purchase may subsequently be exchanged for shares of other Oppenheimer funds without being subject to an initial sales charge or contingent deferred sales charge. To qualify for that privilege, the investor or the investor's dealer must notify the Distributor of eligibility for this privilege at the time the Fund shares are purchased. If requested, they must supply proof of entitlement to this privilege.

         Shares of the Fund acquired by reinvestment of dividends or distributions from any of the other
Oppenheimer funds or from any unit investment trust for which reinvestment arrangements have been made with the
Distributor may be exchanged at net asset value for shares of any of the Oppenheimer funds.

         |X| How Exchanges  Affect  Contingent  Deferred  Sales  Charges.  No contingent  deferred  sales charge is imposed on exchanges of shares of any class  purchased  subject to a contingent  deferred  sales  charge.  However, when  shares of this Fund  acquired  by  exchange  of (i) Class A shares of other  Oppenheimer  funds  (other  than
Rochester Fund Municipals or Oppenheimer  Rochester National Municipals)  purchased subject to a Class A contingent deferred  sales charge are redeemed  within 18 months of the end of the calendar  month of the initial  purchase of the  exchanged  shares,  or (ii)  Class A shares of either  Rochester  Fund  Municipals  or  Oppenheimer  Rochester
National  Municipals  purchased subject to a Class A contingent deferred sales charge are redeemed within 24 months of the end of the calendar month of the initial  purchase of the exchanged  Class A shares,  the Class A contingent deferred sales charge is imposed on the redeemed shares.

         o Limits  on  Multiple  Exchange  Orders.  The Fund  reserves  the right to reject  telephone  or  written exchange  requests  submitted  in bulk by anyone on behalf of more than one account.  The Fund may accept  requests for  exchanges  of up to 50 accounts  per day from  representatives  of  authorized  dealers  that qualify for this privilege.

         o Telephone  Exchange Requests.  When exchanging shares by telephone,  a shareholder must have an existing account in the fund to which the  exchange is to be made.  Otherwise,  the  investor  must obtain a  prospectus  of that fund before the  exchange  request  may be  submitted.  For full or partial  exchanges  of an account  made by telephone,  any special account  features such as Asset Builder Plans,  Automatic  Withdrawal  Plans and retirement plan  contributions will be switched to the new account unless the Transfer Agent is instructed  otherwise.  If all telephone  lines are busy (which might occur,  for example,  during  periods of substantial  market  fluctuations), shareholders  might not be able to  request  exchanges  by  telephone  and would  have to submit  written  exchange requests.

         |X|  Processing  Exchange  Requests.  Shares to be exchanged are redeemed on the regular  business day the
Transfer Agent receives an exchange request in proper form (the "Redemption  Date").  Normally,  shares of the fund to be acquired are purchased on the  Redemption  Date,  but such purchases may be delayed by either fund up to five business  days if it  determines  that it  would  be  disadvantaged  by an  immediate  transfer  of the  redemption proceeds.  The Fund reserves the right, in its  discretion,  to refuse any exchange  request that may  disadvantage
it. For example,  if the receipt of multiple  exchange  requests  from a dealer might  require the  disposition  of portfolio  securities at a time or at a price that might be  disadvantageous  to the Fund,  the Fund may refuse the request. When you exchange some or all of your shares from one fund to another, any special account feature such as an Asset Builder Plan or Automatic  Withdrawal  Plan,  will be switched to the new fund account  unless you tell the  Transfer  Agent not to do so.  However,  special  redemption  and  exchange  features  such as  Automatic
Exchange  Plans and Automatic  Withdrawal  Plans cannot be switched to an account in  Oppenheimer  Senior  Floating
Rate Fund.

         In  connection  with any  exchange  request,  the number of shares  exchanged  may be less than the number requested if the exchange or the number  requested  would  include  shares  subject to a  restriction  cited in the
Prospectus or this  Statement of Additional  Information  or would include  shares  covered by a share  certificate that is not  tendered  with  the  request.  In  those  cases,  only  the  shares  available  for  exchange  without restriction will be exchanged.

         The different  Oppenheimer  funds available for exchange have different  investment  objectives,  policies and risks.  A  shareholder  should  assure that the fund  selected is  appropriate  for his or her  investment  and should be aware of the tax consequences of an exchange.  For Federal income tax purposes,  an exchange  transaction is treated as a redemption of shares of one fund and a purchase of shares of another.  The Fund,  the  Distributor, and the Transfer Agent are unable to provide  investment,  tax or legal advice to a shareholder in connection  with an exchange request or any other investment transaction.

Dividends and Taxes

Tax Status of the Fund's  Dividends  and  Distributions.  The Federal tax  treatment  of the Fund's  dividends  and capital gains  distributions  is explained in the  Prospectus  under the caption  "Dividends  and Taxes." Under the
Internal  Revenue Code, by December 31 each year,  the Fund must  distribute 98% of its taxable  investment  income earned from  January 1 through  December 31 of that year and 98% of its capital  gains  realized in the period from
November 1 of the prior year through  October 31 of the current  year.  It if does not, the Fund must pay an excise tax on the  amounts  not  distributed.  It is  presently  anticipated  that the Fund will meet those  requirements.
However,  the Fund's Board of Directors  and the Manager might  determine in a particular  year that it would be in the best interest of  shareholders  for the Fund not to make  distributions  at the required  levels and to pay the excise tax on the  undistributed  amounts.  That would reduce the amount of income or capital  gains  available for distribution to shareholders.  The Fund's dividends will not be eligible for the  dividends-received  deduction for corporations.

         If the Fund qualifies as a "regulated  investment  company"  under the Internal  Revenue Code, it will not be liable for Federal  income  taxes on amounts  paid by it as  dividends  and  distributions.  That  qualification enables the Fund to "pass  through" its income and realized  capital gains to  shareholders  without  having to pay tax on them.  The Fund qualified as a regulated  investment  company in its last fiscal year and intends to qualify in future  years,  but reserves the right not to qualify.  The Internal  Revenue Code  contains a number of complex tests to determine  whether the Fund  qualifies.  The Fund might not meet those tests in a particular  year.  If it does not  qualify,  the Fund will be treated for tax  purposes as an ordinary  corporation  and will receive no tax deduction for payments of dividends and distributions made to shareholders.

         Dividends,  distributions  and the  proceeds  of the  redemption  of Fund  shares  represented  by  checks returned to the Transfer  Agent by the Postal  Service as  undeliverable  will be invested in shares of the Fund as promptly as possible  after the return of such checks to the  Transfer  Agent,  in order to enable the  investor to earn a return on otherwise idle funds.

Dividend  Reinvestment  in Another  Fund.  Shareholders  of the Fund may elect to  reinvest  all  dividends  and/or capital gains  distributions  in Class A shares of any of the other  Oppenheimer  funds listed above.  Reinvestment will be made at net asset value  without  sales  charge.  To elect this  option,  the  shareholder  must notify the
Transfer  Agent in writing and must have an existing  account in the fund  selected  for  reinvestment.  Otherwise, the shareholder  first must obtain a prospectus for that fund and an application  from the Distributor to establish an  account.  The  investment  will be made at the net asset  value per share in effect at the close of business on the payable date of the dividend or  distribution.  Dividends  and/or  distributions  from shares of certain  other
Oppenheimer funds may be invested in shares of this Fund on the same basis.

Additional Information About the Fund

The Transfer Agent.  OppenheimerFunds  Services,  the Fund's  Transfer  Agent, is a division of the Manager.  It is responsible for maintaining the Fund's  shareholder  registry and shareholder  accounting  records,  and for paying
dividends  and  distributions  to  shareholders.   It  also  handles   shareholder   servicing  and  administrative
functions.  It serves as the Transfer  Agent for an annual per account fee. It also acts as  shareholder  servicing agent for the other Oppenheimer  funds.  Shareholders  should direct inquiries about their accounts to the Transfer
Agent at the address and toll-free numbers shown on the back cover.

The Custodian.  Citibank,  N.A. is the Custodian of the Fund's assets.  The  Custodian's  responsibilities  include safeguarding  and controlling the Fund's  portfolio  securities and handling the delivery of such securities to and from the Fund.  It will be the  practice of the Fund to deal with the  Custodian  in a manner  uninfluenced  by any banking  relationship  the  Custodian may have with the Manager and its  affiliates.  The Fund's cash balances with the Custodian in excess of $100,000 are not protected by Federal deposit  insurance.  Those  uninsured  balances at times may be substantial.

Independent  Auditors.  KPMG LLP are the  independent  auditors  of the  Fund.  They  audit  the  Fund's  financial statements  and perform  other related  audit  services.  They also act as auditors for certain other funds advised by the Manager and its affiliates.

INDEPENDENT AUDITORS' REPORT

================================================================================
 The Board of Directors and Shareholders of Oppenheimer Money Market Fund, Inc.:

 We have audited the accompanying statement of assets and liabilities of
 Oppenheimer Money Market Fund, Inc., including the statement of investments, as of July 31, 2001, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.
    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of July 31, 2001, by correspondence with the custodian and broker or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
 We believe that our audits provide a reasonable basis for our opinion.
    In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of
 Oppenheimer Money Market Fund, Inc. as of July 31, 2001, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

 KPMG LLP

 Denver, Colorado
 August 21, 2001

STATEMENT OF INVESTMENTS  July 31, 2001

                                                          Principal          Value
                                                             Amount     See Note 1
==================================================================================

 Certificates of Deposit--8.7%
----------------------------------------------------------------------------------
 Domestic Certificates of Deposit--2.7%
 Firstar Bank NA:
 3.82%, 11/7/01                                         $10,000,000   $ 10,000,000
----------------------------------------------------------------------------------
 Northern Trust Co.:
 5.12%, 8/13/01                                          25,000,000     25,000,081
 5.14%, 8/20/01                                          22,000,000     22,000,057
                                                                      ------------
                                                                        57,000,138

----------------------------------------------------------------------------------
 Yankee Certificates of Deposit--6.0%
 Bank of Scotland Treasury:
 3.55%, 11/20/01                                         34,000,000     33,627,842
----------------------------------------------------------------------------------
 BNP Paribas, Chicago:
 3.60%, 9/26/01                                          10,000,000     10,000,000
 3.64%, 9/20/01                                           4,000,000      4,000,000
----------------------------------------------------------------------------------
 Credit Suisse First Boston, Inc.
 (gtd. by Credit Suisse Group):
 3.60%, 10/16/01                                         20,000,000     20,000,000
----------------------------------------------------------------------------------
 Dresdner Bank AG:
 5.14%, 8/22/01                                          15,000,000     15,000,000
 5.24%, 9/17/01                                           8,000,000      8,001,724
----------------------------------------------------------------------------------
 Merita Bank plc, New York:
 4.66%, 10/18/01                                         12,000,000     12,000,000
----------------------------------------------------------------------------------
 Toronto Dominion Bank:
 3.77%, 9/13/01                                          10,000,000     10,000,000
----------------------------------------------------------------------------------
 Toronto Dominion Bank, New York:
 3.61%, 1/31/02                                          15,000,000     15,000,613
                                                                      ------------
                                                                       127,630,179
                                                                      ------------
 Total Certificates of Deposit (Cost $184,630,317)                     184,630,317

==================================================================================
 Direct Bank Obligations--5.0%

 Bank of Scotland Treasury:
 3.565%, 9/27/01                                         15,000,000     14,915,331
----------------------------------------------------------------------------------
 National Bank of Commerce, Tennessee:
 3.814%, 8/28/01(1)                                      26,000,000     26,000,000
 3.83%, 8/20/01(1)                                       15,000,000     14,997,000
----------------------------------------------------------------------------------
 Nationwide Building Society:
 3.57%, 10/24/01                                         25,000,000     24,791,750
 3.63%, 10/10/01                                         15,000,000     14,894,125
 5.04%, 8/6/01                                           10,000,000      9,993,000
                                                                      ------------
 Total Direct Bank Obligations (Cost $105,591,206)                     105,591,206

                                                          Principal          Value
                                                             Amount     See Note 1
==================================================================================
 Letters of Credit--5.7%

 Abbey National plc, guaranteeing commercial paper
 of Abbey National North America:
 3.59%, 9/17/01                                         $ 1,900,000   $  1,891,095
 3.745%, 9/28/01                                         55,000,000     54,668,152
----------------------------------------------------------------------------------
 Chase Manhattan Bank, guaranteeing commercial paper
 of NATC California LLC:
 3.57%, 10/26/01-10/29/01                                40,000,000     39,652,916
----------------------------------------------------------------------------------
 Deutsche Bank AG, guaranteeing commercial paper
 of Deutsche Bank Financial, Inc.:
 4.48%, 10/22/01                                         25,000,000     24,744,889
                                                                      ------------
 Total Letters of Credit (Cost $120,957,052)                           120,957,052

==================================================================================
 Short-Term Notes--68.4%
----------------------------------------------------------------------------------
 Aerospace/Defense--2.7%
 BAE Systems Holdings, Inc.:
 3.60%, 8/29/01(2)                                       10,000,000      9,972,000
 3.66%, 9/12/01(2)                                       48,980,000     48,773,542
                                                                      ------------
                                                                        58,745,542

----------------------------------------------------------------------------------
 Asset-Backed--21.3%
 Aspen Funding Corp.:
 3.93%, 8/15/01(2)                                       30,000,000     29,954,150
----------------------------------------------------------------------------------
 Asset Portfolio Funding:
 3.73%, 10/3/01(2)                                       32,000,000     31,791,120
----------------------------------------------------------------------------------
 Breeds Hill Capital Co. LLC, Series A:
 3.65%, 10/10/01(2)                                      15,000,000     14,893,542
 3.95%, 8/1/01(2)                                        43,770,000     43,770,000
----------------------------------------------------------------------------------
 Charta Corp.:
 3.67%, 10/15/01(2)                                      19,000,000     18,854,729
 3.785%, 9/7/01(2)                                       25,000,000     24,902,746
 3.88%, 8/30/01(2)                                       20,000,000     19,937,489
----------------------------------------------------------------------------------
 Check Point Charlie, Inc.:
 3.78%, 9/6/01(2)                                        10,000,000      9,962,200
 3.86%, 9/4/01(2)                                        10,000,000      9,963,733
 4.88%, 8/24/01(2)                                       15,000,000     14,953,233
----------------------------------------------------------------------------------
 Galaxy Funding, Inc.:
 5.05%, 8/17/01(2)                                       12,000,000     11,973,067
----------------------------------------------------------------------------------
 GOVCO, Inc.:
 3.74%, 9/13/01(2)                                       26,000,000     25,886,026
 3.96%, 8/23/01(2)                                       25,000,000     24,939,500
----------------------------------------------------------------------------------
 Greyhawk Funding LLC:
 3.58%, 10/25/01(2)                                      25,000,000     24,788,680
 3.88%, 8/29/01(2)                                       25,000,000     24,924,556
----------------------------------------------------------------------------------
 Lexington Parker Capital Co. LLC:
 3.78%, 12/3/01(2)                                        5,000,000      4,934,900

STATEMENT OF INVESTMENTS  Continued

                                                          Principal          Value
                                                             Amount     See Note 1
----------------------------------------------------------------------------------
 Asset-Backed Continued
 New Center Asset Trust:
 4.24%, 8/20/01                                         $25,000,000   $ 24,944,056
----------------------------------------------------------------------------------
 Scaldis Capital LLC:
 3.75%, 10/15/01(2)                                      13,000,000     12,900,062
 4.54%, 10/5/01(2)                                       10,000,000      9,918,028
----------------------------------------------------------------------------------
 Sheffield Receivables Corp.:
 3.94%, 11/21/01(2)                                       6,270,000      6,193,144
----------------------------------------------------------------------------------
 Variable Funding Capital Corp.:
 3.72%, 10/5/01(2)                                       30,000,000     29,798,500
----------------------------------------------------------------------------------
 Victory Receivables Corp.:
 3.70%, 9/18/01(2)                                        7,500,000      7,463,000
 3.98%, 8/13/01(2)                                       25,100,000     25,066,701
                                                                      ------------
                                                                       452,713,162

----------------------------------------------------------------------------------
 Banks--0.7%
 Wells Fargo & Co.:
 4.91%, 9/14/01                                          15,000,000     14,909,983
----------------------------------------------------------------------------------
 Beverages--1.8%
 Coca Cola Enterprises, Inc.:
 3.58%, 9/11/01(2)                                       23,670,000     23,573,492
 3.70%, 10/17/01(2)                                      15,000,000     14,881,292
                                                                      ------------
                                                                        38,454,784

----------------------------------------------------------------------------------
 Broker/Dealers--6.8%
 Banc of America Securities LLC:
 4.075%, 8/1/01(1)                                       50,000,000     50,000,000
----------------------------------------------------------------------------------
 Goldman Sachs Group LP, Promissory Note:
 3.75%, 12/6/01(3)                                       15,000,000     15,000,000
 3.86%, 12/3/01(3)                                       20,000,000     20,000,000
 3.88%, 12/10/01(3)                                       9,500,000      9,500,000
 3.91%, 12/7/01(3)                                       10,000,000     10,000,000
----------------------------------------------------------------------------------
 Morgan Stanley Dean Witter & Co.:
 3.94%, 8/28/01(1)                                       10,000,000     10,000,000
----------------------------------------------------------------------------------
 Morgan Stanley Dean Witter & Co. (Masternote Facility):
 3.875%, 8/1/01(1)                                       30,000,000     30,000,000
                                                                      ------------
                                                                       144,500,000

----------------------------------------------------------------------------------
 Chemicals--0.7%
 Henkel Corp. (gtd. by Henkel KGAA):
 5.02%, 8/15/01(2)                                       15,000,000     14,970,717

                                                          Principal          Value
                                                             Amount     See Note 1
----------------------------------------------------------------------------------
 Commercial Finance--5.9%
 CIT Group, Inc.:
 3.615%, 8/31/01                                        $13,000,000   $ 12,960,837
 4.416%, 8/2/01(1)                                       35,000,000     35,000,000
 5%, 8/3/01                                              12,000,000     11,996,667
----------------------------------------------------------------------------------
 Countrywide Home Loans, Series I:
 4.125%, 8/24/01(1)                                      12,000,000     11,995,868
----------------------------------------------------------------------------------
 Countrywide Home Loans, Series J:
 4.02%, 8/7/01(1)                                        20,000,000     19,994,944
----------------------------------------------------------------------------------
 Homeside Lending, Inc.:
 3.72%, 9/12/01                                          20,000,000     19,913,200
 3.77%, 9/6/01                                           14,000,000     13,947,360
                                                                      ------------
                                                                       125,808,876

----------------------------------------------------------------------------------
 Consumer Finance--2.3%
 American Express Credit Corp.:
 4%, 8/31/01                                             25,000,000     24,916,667
----------------------------------------------------------------------------------
 American General Finance Corp.:
 3.55%, 11/26/01                                         23,500,000     23,228,869
                                                                      ------------
                                                                        48,145,536

----------------------------------------------------------------------------------
 Diversified Financial--7.6%
 GE Capital International Funding, Inc.
 (gtd. by General Electric Capital Corp.):
 3.64%, 10/10/01(2)                                      18,000,000     17,872,600
----------------------------------------------------------------------------------
 General Electric Capital Corp.:
 4.95%, 9/10/01                                          20,000,000     19,890,000
----------------------------------------------------------------------------------
 General Electric Capital Services:
 5.08%, 8/13/01                                          25,000,000     24,957,667
----------------------------------------------------------------------------------
 Household Finance Corp.:
 3.57%, 9/20/01                                          13,000,000     12,935,722
 3.63%, 10/16/01                                         25,000,000     24,808,417
 3.90%, 8/23/01                                          18,000,000     17,957,100
 3.99%, 9/7/01(1)                                         5,000,000      5,000,000
----------------------------------------------------------------------------------
 Prudential Funding LLC:
 3.94%, 10/15/01                                         18,000,000     17,852,250
----------------------------------------------------------------------------------
 Verizon Network Funding:
 3.66%, 9/26/01                                          20,000,000     19,886,133
                                                                      ------------
                                                                       161,159,889

----------------------------------------------------------------------------------
 Healthcare/Drugs--2.2%
 American Home Products:
 3.69%, 10/3/01(2)                                       10,000,000      9,935,425
 3.80%, 9/24/01(2)                                       15,000,000     14,915,625
 3.95%, 8/9/01(2)                                        21,500,000     21,481,128
                                                                      ------------
                                                                        46,332,178

STATEMENT OF INVESTMENTS  Continued

                                                          Principal          Value
                                                             Amount     See Note 1
----------------------------------------------------------------------------------
 Insurance--8.3%
 AIG Life Insurance Co.:
 3.835%, 8/1/01(1,3)                                    $20,000,000   $ 20,000,000
----------------------------------------------------------------------------------
 American General Corp.:
 3.61%, 9/17/01                                          15,000,000     14,929,304
----------------------------------------------------------------------------------
 ING America Insurance Holdings, Inc.:
 3.89%, 8/20/01                                          10,000,000      9,979,205
----------------------------------------------------------------------------------
 Jackson National Life Insurance Co.:
 3.85%, 8/1/01(1)                                         2,000,000      2,000,000
 4%, 9/1/01(1)                                           30,000,000     30,000,000
----------------------------------------------------------------------------------
 Metropolitan Life Insurance Co.:
 3.885%, 8/1/01(1)                                       33,000,000     33,000,000
----------------------------------------------------------------------------------
 Pacific Life Insurance Co.:
 3.855%, 8/1/01(1,3)                                     20,000,000     20,000,000
----------------------------------------------------------------------------------
 Prudential Life Insurance Co.:
 3.836%, 10/1/01(1)                                      25,000,000     25,000,000
----------------------------------------------------------------------------------
 Travelers Insurance Co.:
 3.771%, 10/5/01(1,3)                                    10,000,000     10,000,000
----------------------------------------------------------------------------------
 ZCM Matched Funding Corp.:
 3.66%, 9/14/01(2)                                       12,616,000     12,559,564
                                                                      ------------
                                                                       177,468,073

----------------------------------------------------------------------------------
 Metals/Mining--0.6%
 Rio Tinto Ltd. (gtd. by Rio Tinto plc
 & Rio Tinto Ltd.):
 3.92%, 8/17/01(2)                                       12,630,000     12,607,996
----------------------------------------------------------------------------------
 Photography--0.3%
 Eastman Kodak Co.:
 3.99%, 8/20/01                                           6,000,000      5,987,428
----------------------------------------------------------------------------------
 Special Purpose Financial--5.5%
 K2 (USA) LLC:
 3.95%, 11/20/01(2)                                       6,000,000      5,926,925
----------------------------------------------------------------------------------
 Lone Star Funding LLC:
 3.65%, 9/21/01(4)                                       11,000,000     10,943,121
 3.71%, 10/9/01(2)                                       35,000,000     34,751,121
----------------------------------------------------------------------------------
 MONET Trust, Series 2000-1:
 3.77%, 9/27/01(1,3)                                      5,000,000      5,000,000
----------------------------------------------------------------------------------
 Sigma Finance, Inc.:
 3.69%, 10/3/01(2)                                        7,000,000      6,954,797
 5.05%, 8/16/01(2)                                       22,500,000     22,455,490
 5.06%, 8/14/01(2)                                       25,000,000     24,954,319
----------------------------------------------------------------------------------
 Zurich Trust Certificates, Series ZTC-2T:
 3.90%, 10/24/01(1,3)                                     6,000,000      6,000,000
                                                                      ------------
                                                                       116,985,773

                                                          Principal            Value
                                                             Amount       See Note 1
------------------------------------------------------------------------------------
 Telecommunications: Technology--1.7%
 Cingular Wireless LLC:
 3.62%, 10/3/01(2)                                      $10,000,000   $    9,936,650
 3.80%, 9/10/01(2)                                       16,800,000       16,731,307
------------------------------------------------------------------------------------
 Vodafone AirTouch plc:
 3.987%, 9/19/01(1,3)                                    10,000,000       10,003,526
                                                                      --------------
                                                                          36,671,483
                                                                      --------------
 Total Short-Term Notes (Cost $1,455,461,420)                          1,455,461,420

====================================================================================
 U.S. Government Agencies--12.2%

 Federal Farm Credit Bank:
 6.10%, 9/24/01                                          20,000,000       20,038,371
------------------------------------------------------------------------------------
 Federal Home Loan Bank:
 5.875%, 9/17/01                                         15,000,000       15,034,151
 6%, 11/15/01                                            17,500,000       17,599,155
 6.75%, 2/15/02                                          25,000,000       25,343,539
------------------------------------------------------------------------------------
 Federal Home Loan Mortgage Corp.:
 3.52%, 11/1/01                                          50,000,000       49,550,222
 3.62%, 10/11/01                                         20,000,000       19,857,211
 3.63%, 10/4/01                                          22,976,000       22,828,137
 4.15%, 5/15/02                                          20,000,000       19,984,375
 4.75%, 12/14/01                                         25,000,000       25,069,213
------------------------------------------------------------------------------------
 Federal National Mortgage Assn.:
 6.02%, 12/20/01                                         25,000,000       25,190,470
 6.40%, 12/21/01                                         20,000,000       20,182,842
                                                                      --------------
 Total U.S. Government Agencies (Cost $260,677,686)                      260,677,686
------------------------------------------------------------------------------------
 Total Investments, at Value (Cost $2,127,317,681)            100.0%   2,127,317,681
------------------------------------------------------------------------------------
 Other Assets Net of Liabilities                                0.0          729,695
                                                        ----------------------------
 Net Assets                                                   100.0%  $2,128,047,376
                                                        ============================

Footnotes to Statement of Investments

Short-term notes, direct bank obligations and letters of credit are generally traded on a discount basis; the interest rate is the discount rate received by the Fund at the time of purchase. Other securities normally bear interest at the rates shown.

1. Represents the current interest rate for a variable rate security.
2. Security issued in an exempt transaction without registration under the
Securities Act of 1933. Such securities amount to $751,023,096, or 35.29% of the
Fund's net assets and have been determined to be liquid pursuant to guidelines adopted by the Board of Directors.
3. Identifies issues considered to be illiquid--See Note 4 of Notes to Financial
Statements.
4. Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have been determined to be liquid under guidelines established by the Board of
Directors. These securities amount to $10,943,121, or 0.51% of the Fund's net assets as of July 31, 2001.

See accompanying Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABLITIES  July 31, 2001

==================================================================================
 Assets

 Investments, at value (cost $2,127,317,681)
 --see accompanying statement                                       $2,127,317,681
----------------------------------------------------------------------------------
 Cash                                                                    5,401,679
----------------------------------------------------------------------------------
 Receivables and other assets:
 Shares of capital stock sold                                           10,800,452
 Interest                                                                6,179,123
 Other                                                                     262,219
                                                                    --------------
 Total assets                                                        2,149,961,154

==================================================================================
 Liabilities

 Payables and other liabilities:
 Shares of capital stock redeemed                                       19,615,565
 Dividends                                                               1,726,762
 Directors' compensation                                                   327,954
 Shareholder reports                                                       104,758
 Transfer and shareholder servicing agent fees                              89,460
 Other                                                                      49,279
                                                                    --------------
 Total liabilities                                                      21,913,778

==================================================================================
 Net Assets                                                         $2,128,047,376
                                                                    ==============

==================================================================================
 Composition of Net Assets

 Par value of shares of capital stock                               $  212,813,914
----------------------------------------------------------------------------------
 Additional paid-in capital                                          1,915,175,445
----------------------------------------------------------------------------------
 Accumulated net realized gain (loss) on investment transactions            58,017
                                                                    --------------
 Net assets--applicable to 2,128,139,136 shares of capital
 stock outstanding                                                  $2,128,047,376
                                                                    ==============

==================================================================================
 Net Asset Value, Redemption Price and Offering Price Per Share              $1.00
                                                                             =====

See accompanying Notes to Financial Statements.

STATEMENT OF OPERATIONS  For the Year Ended July 31, 2001

==================================================================================
 Investment Income

 Interest                                                             $114,646,343

==================================================================================
 Expenses

 Management fees                                                         8,118,471
----------------------------------------------------------------------------------
 Transfer and shareholder servicing agent fees                           3,645,823
----------------------------------------------------------------------------------
 Shareholder reports                                                       772,357
----------------------------------------------------------------------------------
 Insurance expenses                                                        518,274
----------------------------------------------------------------------------------
 Directors' compensation                                                   172,538
----------------------------------------------------------------------------------
 Custodian fees and expenses                                                36,311
----------------------------------------------------------------------------------
 Other                                                                     231,910
                                                                      ------------
 Total expenses                                                         13,495,684
 Less reduction to custodian expenses                                      (47,683)
                                                                      ------------
 Net expenses                                                           13,448,001

==================================================================================
 Net Investment Income                                                 101,198,342

==================================================================================
 Net Realized Gain (Loss) on Investments                                    15,568

==================================================================================
 Net Increase in Net Assets Resulting from Operations                 $101,213,910
                                                                      ============

See accompanying Notes to Financial Statements.

STATEMENTS OF CHANGES IN NET ASSETS

 Year Ended July 31,                                           2001           2000
==================================================================================

 Operations

 Net investment income (loss)                        $  101,198,342 $   90,249,544
----------------------------------------------------------------------------------
 Net realized gain (loss)                                    15,568            106
                                                     -----------------------------
 Net increase (decrease) in net assets
 resulting from operations                              101,213,910     90,249,650

==================================================================================
 Dividends and/or Distributions to Shareholders        (101,198,342)   (90,249,544)

==================================================================================
 Capital Stock Transactions

 Net increase (decrease) in net assets resulting from
 capital stock transactions                             316,422,886    315,163,290

==================================================================================
 Net Assets

 Total increase                                         316,438,454    315,163,396
----------------------------------------------------------------------------------
 Beginning of period                                  1,811,608,922  1,496,445,526
                                                     -----------------------------
 End of period                                       $2,128,047,376 $1,811,608,922
                                                     =============================

See accompanying Notes to Financial Statements.

14 | OPPENHEIMER MONEY MARKET FUND, INC.

FINANCIAL HIGHLIGHTS

 Year Ended July 31,                                      2001          2000          1999          1998          1997
======================================================================================================================

 Per Share Operating Data

 Net asset value, beginning of period                    $1.00         $1.00         $1.00         $1.00         $1.00
----------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income and net realized gain               .05           .05           .05           .05           .05
 Dividends and/or distributions to shareholders           (.05)         (.05)         (.05)         (.05)         (.05)
----------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                          $1.00         $1.00         $1.00         $1.00         $1.00
                                                         =============================================================

======================================================================================================================
 Total Return(1)                                          5.32%         5.38%         4.61%         5.03%         4.83%

======================================================================================================================
 Ratios/Supplemental Data

 Net assets, end of period (in millions)                $2,128        $1,812        $1,496        $1,195        $1,014
----------------------------------------------------------------------------------------------------------------------
 Average net assets (in millions)                       $1,968        $1,712        $1,371        $1,114        $1,011
----------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(2)
 Net investment income                                    5.14%         5.27%         4.51%         4.89%         4.73%
 Expenses                                                 0.68%         0.78%         0.78%         0.87%(3)      0.87%(3)

1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods of less than one full year. Total returns reflect changes in net investment income only.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS

================================================================================
 1. Significant Accounting Policies
 Oppenheimer Money Market Fund, Inc. (the Fund) is registered under the
 Investment Company Act of 1940, as amended, an open-end management investment company. The Fund's investment objective is to seek the maximum current income that is consistent with stability of principal. The Fund's investment advisor is OppenheimerFunds, Inc. (the Manager). The following is a summary of significant accounting policies consistently followed by the Fund.
--------------------------------------------------------------------------------
 Securities Valuation. Portfolio securities are valued on the basis of amortized cost, which approximates market value.
--------------------------------------------------------------------------------
 Federal Taxes. The Fund intends to continue to comply with provisions of the
 Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income to shareholders. Therefore, no federal income or excise tax provision is required.
--------------------------------------------------------------------------------
 Directors' Compensation. The Fund has adopted an unfunded retirement plan for the Fund's independent Board of Directors. Benefits are based on years of service and fees paid to each director during the years of service. During the year ended July 31, 2001, the Fund's projected benefit obligations were increased by $107,238 and payments of $10,320 were made to retired directors, resulting in an accumulated liability of $319,649 as of July 31, 2001.
    The Board of Directors has adopted a deferred compensation plan for independent directors that enables directors to elect to defer receipt of all or a portion of annual compensation they are entitled to receive from the Fund.
 Under the plan, the compensation deferred is periodically adjusted as though an equivalent amount had been invested for the Board of Directors in shares of one or more Oppenheimer funds selected by the director. The amount paid to the
 Board of Directors under the plan will be determined based upon the performance of the selected funds. Deferral of directors' fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund's assets, liabilities or net investment income per share.
--------------------------------------------------------------------------------
 Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.
--------------------------------------------------------------------------------
 Security Transactions. Security transactions are accounted for as of trade date. Gains and losses on securities sold are determined on the basis of identified cost.
--------------------------------------------------------------------------------
 Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

================================================================================
 2. Capital Stock
 The Fund has authorized 5 billion shares of $.10 par value capital stock.
 Transactions in shares of capital stock were as follows:

                                    Year Ended July 31, 2001             Year Ended July 31, 2000
                                   Shares             Amount            Shares             Amount
-------------------------------------------------------------------------------------------------

 Sold                       6,415,157,863    $ 6,415,157,863     5,480,169,730    $ 5,480,169,730
 Dividends and/or
 distributions reinvested      96,411,977         96,411,977        85,045,783         85,045,783
 Redeemed                  (6,195,146,954)    (6,195,146,954)   (5,250,052,223)    (5,250,052,223
                           ----------------------------------------------------------------------
 Net increase (decrease)      316,422,886    $   316,422,886       315,163,290    $   315,163,290
                           ======================================================================

================================================================================
 3. Fees and Other Transactions with Affiliates
 Management Fees. Management fees paid to the Manager were in accordance with the investment advisory agreement with the Fund which provides for a fee of
 0.45% of the first $500 million of average annual net assets, 0.425% of the next $500 million, 0.40% of the next $500 million, and 0.375% of net assets in excess of $1.5 billion. The Manager has agreed to reimburse the Fund if aggregate expenses (with specified exceptions) exceed the lesser of 1% of average annual net assets of the Fund or 25% of the total annual investment income of the Fund. The Fund's management fee for the year ended July 31, 2001, was an annualized rate of 0.41%.
--------------------------------------------------------------------------------
 Transfer Agent Fees. OppenheimerFunds Services (OFS), a division of the
 Manager, acts as the transfer and shareholder servicing agent for the Fund. The
 Fund pays OFS an agreed-upon per account fee.

================================================================================
 4. Illiquid Securities
 As of July 31, 2001, investments in securities included issues that are illiquid. A security may be considered illiquid if it lacks a readily available market or if its valuation has not changed for a certain period of time. The
 Fund intends to invest no more than 10% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid securities. The aggregate value of illiquid securities subject to this limitation as of July
 31, 2001, was $125,503,526, which represents 5.90% of the Fund's net assets.

                                                    Appendix A

-------------------------------------------------------------------------------------------------------------------
                                         Description of Securities Ratings
-------------------------------------------------------------------------------------------------------------------

Below is a description of the two highest rating categories for Short Term Debt and Long Term Debt by the
"Nationally-Recognized Statistical Rating Organizations" which the Manager evaluates in purchasing securities on behalf of the Fund.  The ratings descriptions are based on information supplied by the ratings organizations to subscribers.

Short Term Debt Ratings.

Moody's Investors Service, Inc.  ("Moody's")
-------------------------------------------------------------------------------------------------------------------

The following rating designations for commercial paper (defined by Moody's as promissory obligations not having original maturity in excess of nine months), are judged by Moody's to be investment grade, and indicate the relative repayment capacity of rated issuers:

Prime-1: Superior capacity for repayment.  Capacity will normally be evidenced by the following characteristics:
(a) leading market positions in well-established industries; (b) high rates of return on funds employed; (c)
conservative capitalization structures with moderate reliance on debt and ample asset protection; (d) broad margins in earning coverage of fixed financial charges and high internal cash generation; and (e)
well-established access to a range of financial markets and assured sources of alternate liquidity.

Prime-2: Strong capacity for repayment.  This will normally be evidenced by many of the characteristics cited above but to a lesser degree.  Earnings trends and coverage ratios, while sound, will be more subject to variation.  Capitalization characteristics, while still appropriate, may be more affected by external conditions.  Ample alternate liquidity is maintained.

         Moody's ratings for state and municipal short-term obligations are designated "Moody's Investment Grade"
("MIG"). Short-term notes which have demand features may also be designated as "VMIG".  These rating categories are as follows:

MIG 1/VMIG 1: Denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support or demonstrated broad-based access to the market for refinancing..

MIG 2/VMIG 2: Denotes strong credit quality. Margins of protection are ample although not as large as in the preceding group.

Standard & Poor's Rating Services ("S&P")
-------------------------------------------------------------------------------------------------------------------

The following ratings by S&P for commercial paper (defined by S&P as debt having an original maturity of no more than 365 days) assess the likelihood of payment:

A-1: Obligation is rated in the highest category. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, a plus (+) sign designation indicates the obligor's capacity to meet its financial obligation is extremely strong.

A-2: Obligation is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

S&P's ratings for Municipal Notes due in three years or less are:
-----------------------------------------------------------------

SP-1: Strong capacity to pay principal and interest. An issue with a very strong capacity to pay debt service is given a (+) designation.

SP-2: Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

S&P assigns "dual ratings" to all municipal debt issues that have a demand or double feature as part of their provisions.  The first rating addresses the likelihood of repayment of principal and interest as due, and the second rating addresses only the demand feature.  With short-term demand debt, S&P's note rating symbols are used with the commercial paper symbols (for example, "SP-1+/A-1+").

Fitch, Inc. ("Fitch")
-------------------------------------------------------------------------------------------------------------------

("Fitch"): Fitch assigns the following short-term ratings to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes:

F1: Highest credit quality. Strongest capacity for timely payment of financial commitments. May have an added "+"
to denote any exceptionally strong credit feature.

F2: Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of higher ratings.

Long Term Debt Ratings.

These ratings are relevant for securities purchased by the Fund with a remaining maturity of 397 days or less, or for rating issuers of short-term obligations.

-------------------------------------------------------------------------------------------------------------------
Moody's Investors Service, Inc.  ("Moody's")

Bonds (including municipal bonds) are rated as follows:

Aaa: Judged to be the best quality. They carry the smallest degree of investment risk.  Interest payments are protected by a large or by an exceptionally stable margin and principal is secure.  While the various protective elements are likely to change, the changes that can be expected are most unlikely to impair the fundamentally strong position of such issues.

Aa: Judged to be of high quality by all standards. Together with the "Aaa" group, they comprise what are generally known as high-grade bonds.  They are rated lower than the best bonds because margins of protection may not be as large as with "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than that of "Aaa"
securities.

         Moody's applies numerical modifiers "1", "2" and "3" in its "Aa" rating classification. The modifier "1"
indicates that the obligation ranks in the higher end of its generic rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of that generic rating category.

Standard & Poor's Rating Services ("S&P")
-------------------------------------------------------------------------------------------------------------------

Bonds (including municipal bonds) are rated as follows:

AAA: Bonds rated "AAA" have the highest rating assigned by Standard & Poor's. The highest rating assigned by S&P.
The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

AA: Bonds rated "AA" differ from the highest rated obligations only in small degree. A strong capacity to meet its financial commitment on the obligation is very strong.

-------------------------------------------------------------------------------------------------------------------
Fitch, Inc. ("Fitch")

AAA: Highest Credit Quality. "AAA" ratings denote the lowest expectation of credit risk. They are assigned only in the case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very High Credit Quality. "AA" ratings denote a very low expectation of credit risk. They indicate a very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

         Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated "F-1+".

                                                        B-1
                                                    Appendix B

-------------------------------------------------------------------------------------------------------------------
                                              Industry Classifications
-------------------------------------------------------------------------------------------------------------------

Aerospace/Defense                                           Food and Drug Retailers
Air Transportation                                          Gas Utilities
Asset-Backed                                                Health Care/Drugs
Auto Parts and Equipment                                    Health Care/Supplies & Services
Automotive                                                  Homebuilders/Real Estate
Bank Holding Companies                                      Hotel/Gaming
Banks                                                       Industrial Services
Beverages                                                   Information Technology
Broadcasting                                                Insurance
Broker-Dealers                                              Leasing & Factoring
Building Materials                                          Leisure
Cable Television                                            Manufacturing
Chemicals                                                   Metals/Mining
Commercial Finance                                          Nondurable Household Goods
Communication Equipment                                     Office Equipment
Computer Hardware                                           Oil - Domestic
Computer Software                                           Oil - International
Conglomerates                                               Paper
Consumer Finance                                            Photography
Consumer Services                                           Publishing
Containers                                                  Railroads & Truckers
Convenience Stores                                          Restaurants
Department Stores                                           Savings & Loans
Diversified Financial                                       Shipping
Diversified Media                                           Special Purpose Financial
Drug Wholesalers                                            Specialty Printing
Durable Household Goods                                     Specialty Retailing
Education                                                   Steel
Electric Utilities                                          Telecommunications - Long Distance
Electrical Equipment                                        Telephone - Utility
Electronics                                                 Textile, Apparel & Home Furnishings
Energy Services                                             Tobacco
Entertainment/Film                                          Trucks and Parts
Environmental                                               Wireless Services
Food

-------------------------------------------------------------------------------------------------------------------
Oppenheimer Money Market Fund, Inc.
-------------------------------------------------------------------------------------------------------------------

Investment Advisor
OppenheimerFunds, Inc.
6803 South Tucson Way
Englewood, CO 80112

Distributor
OppenheimerFunds Distributor, Inc.
6803 South Tucson Way
Englewood, CO 80112

Transfer Agent
OppenheimerFunds Services
P.O. Box 5270
Denver, Colorado 80217
1.800.525.7048
Web Site: http://www.oppenheimerfunds.com

Custodian Bank
Citibank, N.A.
399 Park Avenue
New York, New York 10043

Independent Auditors
KPMG LLP
707 Seventeenth Street
Denver, Colorado  80202

Legal Counsel
Mayer, Brown & Platt
1675 Broadway
New York, New York 10019-5820

      OppenheimerFunds, Inc. logo

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